As filed with the Securities and Exchange Commission on February 2, 2007

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EMC CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts

(State or other jurisdiction of incorporation or organization)

04-2680009

(I.R.S. Employer Identification No.)

176 South Street

Hopkinton, Massachusetts  01748

(508) 435-1000

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Paul T. Dacier, Esq.

Executive Vice President and General Counsel

EMC Corporation

176 South Street

Hopkinton, Massachusetts  01748

(508) 435-1000

(Name, Address, including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with a copy to:

Margaret A. Brown, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

One Beacon Street

Boston, Massachusetts  02108

(617) 573-4800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per unit		Proposed maximum aggregate offering price	Amount of registration fee
1.75% Convertible Senior Notes due 2011	$1,725,000,000	(1)	100	%(2)	$1,725,000,000	$184,575
1.75% Convertible Senior Notes due 2013	$1,725,000,000	(1)	100	%(2)	$1,725,000,000	$184,575
Common Stock, par value $0.01	214,582,410	(3)	––		––	(4)

(1)	Represents the aggregate principal amount at maturity of the notes originally issued by the registrant on November 17, 2006.
(2)

Equals the aggregate principal amount of the notes being registered. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act.

(3)

Represents the number of shares of common stock initially issuable upon conversion of the notes registered hereby. Pursuant to Rule 416 under the Securities Act, also includes such indeterminate number of shares of common stock as may be issued from time to time upon conversion of the notes as a result of the anti-dilution provisions contained therein.

(4)

No separate consideration will be received for the shares of common stock issuable upon conversion of the notes, and, therefore, no registration fee is required pursuant to Rule 457(i) under the Securities Act.

PROSPECTUS

$1,725,000,000 1.75% Convertible Senior Notes due 2011

$1,725,000,000 1.75% Convertible Senior Notes due 2013

On November 17, 2006, we issued $1,725,000,000 in aggregate principal amount of 1.75% senior convertible notes due 2011 (the “2011 notes”) and $1,725,000,000 in aggregate principal amount of 1.75% senior convertible notes due 2013 (the “2013 notes,” and together with the 2011 notes, the “notes”) in a private offering.  This prospectus relates to the resale by various selling securityholders of the notes and shares of our common stock issuable upon conversion of the notes.  We will not receive any of the proceeds from these resales.

Interest is payable on the notes semi-annually in arrears in cash on June 1 and December 1 of each year, beginning June 1, 2007.  The 2011 notes will mature on December 1, 2011.  The 2013 notes will mature on December 1, 2013.  Holders may convert their notes at their option on any day prior to the close of business on the scheduled trading day immediately preceding (i) September 1, 2011, with respect to the 2011 notes, and (ii) September 1, 2013, with respect to the 2013 notes, in each case only under the following circumstances: (1) during the five business-day period after any five consecutive trading-day period (the “measurement period”) in which the price per note of the applicable series for each day of that measurement period was less than  98% of the product of the last reported sale price of our common stock and the conversion rate on each such day; (2) during any calendar quarter after the calendar quarter ending December 31, 2006, if the last reported sale price of our common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the applicable conversion price in effect on the last trading day of the immediately preceding calendar quarter; or (3) upon the occurrence of specified corporate events.  The notes will be convertible, regardless of the foregoing circumstances, at any time from, and including, September 1, 2011 to, and including, the business day immediately preceding the maturity date of the 2011 notes (in the case of the 2011 notes) and at any time from, and including, September 1, 2013 to, and including, the business day immediately preceding the maturity date of the 2013 notes (in the case of the 2013 notes).

Upon conversion we will pay cash or, at our election, a combination of cash and common stock based on a daily conversion value, as described in this prospectus, calculated on a proportionate basis for each day of the relevant 20-day observation period.  The initial conversion rate for the notes is 62.1978 shares of common stock per $1,000 principal amount of notes, equivalent to a conversion price of approximately $16.08 per share of common stock.  The conversion price will be subject to adjustment in some events but will not be adjusted for accrued interest.  In addition, if a “fundamental change” occurs prior to the maturity date, we will in some cases increase the conversion rate for a holder that elects to convert notes in connection with such fundamental change.

Subject to certain exceptions, holders may require us to repurchase for cash all or part of their notes upon a “designated event” at a price equal to 100% of the principal amount of the notes being repurchased plus any accrued and unpaid interest up to, but excluding, the relevant repurchase date.  We may not redeem the notes prior to maturity.

The notes are our senior unsecured obligations and rank equally with all of our other senior unsecured debt and all of our future senior unsecured debt.  The notes are structurally subordinated to all liabilities of our subsidiaries and are effectively subordinated to our secured indebtedness.

Shares of our common stock are traded on the New York Stock Exchange, or NYSE, under the symbol “EMC”.  On February 1, 2007, the closing sale price of our common stock on the NYSE was $13.76 per share.  The notes are not listed on any securities exchange or included in any automated quotation system.

Investing in the notes or our common stock issuable upon conversion of the notes involves risks that are described in the “Risk Factors” section of this prospectus and the risk factors incorporated herein by reference from our annual and quarterly reports filed with the Securities and Exchange Commission, or SEC.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is February 2, 2007.

TABLE OF CONTENTS

ADDITIONAL INFORMATION
SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS
TRADEMARKS
SUMMARY
RISK FACTORS
USE OF PROCEEDS
PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF THE NOTES
RATIO OF EARNINGS TO FIXED CHARGES
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
SELLING SECURITYHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS

ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy any document we file at the SEC’s public reference room in Washington, D.C.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.  Our common stock is listed on the NYSE, under the symbol “EMC” and all reports, proxy statements and other information filed by us with the NYSE may be inspected at the NYSE’s offices at 20 Broad Street, New York, New York 10005.

In this document, we “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to that information.  The information incorporated by reference is considered to be an important part of this prospectus.  Any statement in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such statement.  We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (other than information in such future filings deemed, under SEC rules, not to have been filed) after the date of this prospectus and until all of the notes or common stock to which this prospectus relates have been sold by the selling securityholders or this offering is otherwise terminated:

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 6, 2006;

•                  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 filed on May 5, 2006, our Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2006 filed on August 10, 2006 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 filed on November 6, 2006;

•                  our Current Reports on Form 8-K, filed on February 16, 2006, February 27, 2006, March 31, 2006, June 29, 2006, June 30, 2006, July 21, 2006, August 8, 2006, September 18, 2006, September 29, 2006, October 17, 2006 (excluding information furnished therein pursuant to Item 2.02 and any exhibits thereto to the extent related to Item 2.02), November 13, 2006, November 14, 2006, November 17, 2006, January 5, 2007 and January 23, 2007 (excluding information furnished therein pursuant to Item 2.02 and any exhibits thereto to the extent related to Item 2.02);

•                  our Proxy Statement on Schedule 14A dated March 20, 2006 filed on March 20, 2006; and

•                  the description of our common stock contained in the Company’s registration statement on Form 8-A filed on March 8, 1988.

You may request a copy of these filings, at no cost, by writing, emailing or telephoning us at the following address:

EMC Corporation

176 South Street

Hopkinton, Massachusetts 01748-2230

Tel.: (508) 435-1000

Attention: EMC Investor Relations

Email: emc_ir@emc.com

Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus.

You should read the information in this document together with the information in the documents incorporated by reference.

You should rely only upon the information provided in this document or incorporated in this document by reference.  We have not authorized anyone to provide you with different information.  You should not assume that the information in this document, including any information incorporated by reference, is accurate as of any date other than the date indicated on the front cover.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act.  The forward-looking statements do not include the impact of any mergers, acquisitions, divestitures or business combinations that may be announced or closed after the date hereof.  Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, the words “believes,” “plans,” “intends,” “expects,” “estimates,” “predicts,” “projects,” “anticipates,” “seeks,” “would,” “could,” “will,” “likely,” “goals” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words.  These forward-looking statements are only predictions and, accordingly, are subject to substantial risks, uncertainties and assumptions.

Our future results may differ materially from our past results and from those projected in the forward-looking statements due to various uncertainties and risks.  Factors that could affect our future operating results and cause actual results to vary materially from the forward-looking statements made or incorporated by reference in this prospectus or that might cause us to modify our plans or objectives include, but are not limited to:

•                  adverse changes in general economic or market conditions;

•                  delays or reductions in information technology spending;

•                  risks associated with acquisitions and investments, including the challenges and costs of integration, restructuring and achieving anticipated synergies;

•                  competitive factors, including but not limited to pricing pressures and new product introductions; the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; component and product quality and availability;

•                  the transition to new products, the uncertainty of customer acceptance of new product offerings, and rapid technological and market change; insufficient, excess or obsolete inventory;

•                  risks associated with our significant debt, including our ability to fulfill our debt service obligations, repurchase the notes upon a designated event or repay amounts owed upon conversion;

•                  war or acts of terrorism;

•                  the ability to attract and retain highly qualified employees; fluctuating currency exchange rates; risks associated with litigation; and

•                  other one-time events and other important factors disclosed previously and from time to time in our filings with the SEC.

Other factors that may cause our actual results to differ from the forward-looking statements contained herein and that may affect our prospects in general are included under the heading “Risk Factors” in this prospectus and in our filings with the SEC.

We caution you that any forward-looking statement reflects only our belief at the time the statement is made.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee our future results, levels of activity, performance or achievements.  Except as required by law, we undertake no obligation to update any of the forward-looking statements to reflect events or developments after the date of this prospectus.

TRADEMARKS

EMC, Captiva, Documentum, LEGATO, Rainfinity, VMware, Network Intelligence and RSA are either registered trademarks or trademarks of EMC Corporation.  Other trademarks referred to in this prospectus or the information incorporated by reference in this prospectus are either registered trademarks or trademarks of their respective owners.

SUMMARY

This summary does not include all of the information you should consider before deciding to purchase any notes or shares of our common stock.  Please review this entire prospectus and the information incorporated herein by reference, including the risk factors section and our consolidated financial statements and related notes, before you decide to purchase any notes or shares of our common stock.

Except as otherwise indicated in this prospectus or as the context may otherwise indicate, in this prospectus the words “we,” “our,” and “us” refer to EMC Corporation and its subsidiaries.

Our Company

We develop and deliver a wide range of systems, software, services and solutions to help our customers manage growth, minimize risk, increase effectiveness, and maximize the value of information to unleash the true potential of their business.

We work with small, medium and enterprise customers from a variety of industries and government agencies worldwide to build an information infrastructure and implement an information lifecycle management strategy to manage information intelligently based on the information’s changing value to an organization over time.  This infrastructure is comprised of a variety of best-of-breed technologies to store, manage, protect and secure information to collaborate, solve problems, save money, exploit new opportunities, comply with regulations and policies and improve operational results.

To support our customers’ critical business processes, we provide comprehensive systems to store information, taking into account service levels and costs.  Our information management software and solutions empower our customers to capture, manage and leverage structured and unstructured information—documents, images or emails—to support their business processes.  Our virtual infrastructure software helps organizations respond to changing information technology requirements by dynamically altering their computing and storage environments with flexible virtualization technologies.  In addition, our resource management software allows organizations to better understand, manage and automate the operation of their information infrastructure.

We were incorporated in Massachusetts in 1979.  Our corporate headquarters are located at 176 South Street, Hopkinton, Massachusetts, 01748-2230.  Our telephone number is (508) 435-1000.

The Notes

The following is a brief summary to the notes solely for your convenience.  This summary is not a complete description of the notes.  You should read the full text and more specific details contained elsewhere in this prospectus.  For a more detailed description of the notes and our common stock issuable upon conversion of the notes, see the sections entitled “Description of the Notes” and “Description of Capital Stock” in this prospectus.  With respect to the discussion of the terms of the notes on the cover page, in this summary and in the section entitled “Description of the Notes,” the words “we,” “our,” “us” and the “Company” refer only to EMC Corporation and to not any of its subsidiaries.

Issuer	EMC Corporation.

Notes Offered	$1.725 billion in aggregate principal amount of 1.75% Convertible Senior Notes due 2011.
$1.725 billion in aggregate principal amount of 1.75% Convertible Senior Notes due 2013.

Maturity Date	The 2011 notes will mature on December 1, 2011, unless earlier redeemed, repurchased or converted.

The 2013 notes will mature on December 1, 2013, unless earlier redeemed, repurchased or converted.

Interest

1.75% per year with respect to the 2011 notes and 1.75% per year with respect to the 2013 notes, in each case payable semi-annually in arrears in cash on June 1 and December 1 of each year, beginning June 1, 2007.

Ranking

The notes rank equally with any future senior debt and senior to any future subordinated debt and are effectively subordinated to all existing and future liabilities of our subsidiaries and to any secured debt we may issue to the extent of the value of the collateral.

The indenture for the notes does not restrict us or our subsidiaries from incurring additional debt or other liabilities, including secured debt. Our subsidiaries have not guaranteed any of our obligations under the notes. As of September 30, 2006, our subsidiaries had outstanding liabilities, including trade and other payables but excluding intercompany amounts, in an amount equal to $2.1 billion, all of which were effectively senior to the notes.

Conversion Rights

Holders may convert their notes prior to the close of business on the scheduled trading day immediately preceding (i) September 1, 2011, in the case of the 2011 notes, and (ii) September 1, 2013, in the case of the 2013 notes, in each case, in multiples of $1,000 in principal amount, at the option of the holder under the following circumstances:

•       during the five business-day period after any five consecutive trading day period (the “measurement period”) in which the trading price per note of the applicable series for each day of such measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such day; or

•       during any calendar quarter after the calendar quarter ending December 31, 2006, if the last reported sale price of our common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the applicable conversion price in effect on the last trading day of the immediately preceding calendar quarter; or

• upon the occurrence of specified events described below under “Description of the Notes — Conversion Rights.”

At the option of the holder, regardless of the foregoing circumstances, holders may convert their notes, in multiples of $1,000 in principal amount, at any time on or after September 1, 2011, with respect to the 2011 notes, and at any time on or after September 1, 2013, with respect to the 2013 notes, in each case through the scheduled trading day immediately preceding the applicable maturity date, subject to prior repurchase of the notes.

The initial conversion rate for the notes is 62.1978 shares of common stock per $1,000 in principal amount of notes, which is equivalent to an initial conversion price of approximately $16.08 per share of common stock, subject to adjustment.

Upon valid tender of notes for conversion, we will pay, on the third trading day following the last day of the related 20 trading day observation period, an amount in cash equal to the lesser of (i) the principal amount and (ii) the daily conversion value (as described herein) of the notes converted for each trading day in such period, all calculated as described under “Description of the Notes — Conversion Rights — Payment Upon Conversion.” If the daily conversion value exceeds the principal amount of the converted notes on any trading day during the relevant 20 trading-day observation period, in addition to paying the principal amount of the converted notes in cash for such trading day, we will also deliver, at our election, cash or shares of our common stock or a combination of cash and shares of our common stock in an amount equal to the excess of the daily conversion value over the principal amount of the converted notes for such trading day, all calculated as described under “Description of the Notes — Conversion Rights — Payment upon Conversion.”

In addition, if a “fundamental change” occurs prior to maturity, subject to certain limitations and provided such fundamental change is not a public acquirer change in control in respect of which the Company has elected to adjust the conversion rate as described under “Description of the Notes — Conversion Rights — Conversion Rate Adjustments — Conversion After a Public Acquirer Fundamental Change,” we will increase the conversion rate for a holder who elects to convert its notes in connection with such fundamental change upon conversion in the circumstances as described under “Description of the Notes — Conversion Rights — Conversion Rate Adjustments — Adjustment to Conversion Rate upon Fundamental Change.” No adjustment to the conversion rate will be paid if the stock price is less than $12.61 or if the stock price exceeds $40.00 (in each case, subject to adjustment).

Holders of the notes will not receive any additional cash payment or additional shares representing accrued and unpaid interest upon conversion of a note, except in limited circumstances. Instead, interest will be deemed paid by the cash and shares, if any, of common stock delivered to holders upon conversion.

Sinking Fund	None.

Optional Redemption by EMC	The notes may not be redeemed prior to maturity.

Designated Event Repurchase Right of Holders

Subject to certain exceptions, if we undergo a “designated event” as defined below under “Description of the Notes — Designated Event Permits Holders to Require us to Purchase Notes,” including a “fundamental change” as defined in such section, holders of notes will have the option to require us to repurchase all or any portion of their notes. The designated event repurchase price will be 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to but excluding the designated event repurchase date. We will pay cash for all notes so repurchased.

Events of Default

Except as noted below, if an event of default on the notes occurs, the principal amount of the notes, plus accrued and unpaid interest and special interest, if any, may be declared immediately due and payable, subject to certain conditions set forth in the indenture. If the event of default relates to our failure to comply with the reporting obligations in the indenture, at our option, the sole remedy for the first 60 days following such event of default consists exclusively of the right to receive special interest on the notes at an annual rate of 0.25% of the principal amount of the notes. The notes automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving us.

Registration Rights

Pursuant to the registration rights agreement we entered into with the initial purchasers of the notes, we have filed a shelf registration statement, of which this prospectus is a part, with the SEC relating to the resale of the notes and common stock issuable upon conversion of the notes. We have agreed in the registration rights agreement to use our commercially reasonable efforts to keep the shelf registration statement effective until the earliest of:

• the date when all securities covered by the registration statement have been sold;
• the expiration of the period referred in Rule 144(k) under the Securities Act with respect to notes or shares held by non-affiliates of the Company, or any successor provision; and
• the date that is two years after the effective date of the registration statement.

We may suspend the use of the registration statement to resell notes or shares of common stock issuable upon conversion of the notes for reasons relating to pending corporate developments, public filings or other events.

Subject to certain exceptions, we will be required to pay the holders of notes special interest on the notes if we fail to keep the registration statement effective during the periods described above. See “Description of the Notes — Registration Rights.”

Trading

Prior to this offering, the notes have been eligible for trading in The PORTALSM Market. However, the notes resold pursuant to this prospectus will no longer be eligible for trading in The PORTALSM Market. We do not intend to list the notes on any national securities exchange.

New York Stock Exchange Symbol for Our Common Stock	Our common stock is listed on the NYSE under the symbol “EMC.”

DTC

The notes were issued in fully registered book-entry form and are represented by permanent global notes without coupons deposited with the trustee for the notes, as custodian for the Depository Trust Company, or the DTC. Beneficial interests in global notes will be shown on, and transfers thereof will be effected only through, records maintained by the DTC and its direct and indirect participants, and a holder’s interest in any global note may not be exchanged for certificated notes, except in limited circumstances described under “Description of the Notes — Global Notes, Book-Entry Form.”

Use of Proceeds

The selling securityholders will receive all of the proceeds from the sale under this prospectus of the notes and common stock issuable upon conversion of the notes. We will not receive any proceeds from these sales.

United States Federal Income Tax Considerations

You should consult your tax advisor with respect to the U.S. federal income tax consequences of owning the notes and the common stock into which the notes may be converted in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction. See “Certain United States Federal Income Tax Considerations.”

Risk Factors

See “Risk Factors” for a discussion of factors that should be considered with respect to an investment in the notes.

RISK FACTORS

Before you decide to invest in the notes or our common stock, in addition to the risk factors set forth below, you should carefully consider the risks and other information included or incorporated by reference in this prospectus, including those set forth under Item 1A of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 filed November 6, 2006, as the same may be updated from time to time by our future filings under the Exchange Act.  For more information see “Additional Information.”  These risks and uncertainties are not the only ones we face.  Others that we do not know about now, or that we do not now think are important, may also impair our business.  The risks described in this section and included or incorporated by reference in this prospectus could cause our actual results to differ materially from those anticipated.

Risks Related to an Investment in the Notes

Our debt service obligations may adversely affect our cash flow.

While the notes are outstanding, we will have debt service obligations on the notes of approximately $60.4 million per year in interest payments.  If we issue other debt securities in the future, our debt service obligations will increase.  If we are unable to generate sufficient cash to meet these obligations and must instead use our existing cash or investments, we may have to reduce, curtail or terminate other activities of our business.

We intend to fulfill our debt service obligations from cash generated by our operations, if any, and from our existing cash and investments.  We may enter into other senior financial instruments.

Our indebtedness could have significant negative consequences to you.  For example, it could:

•                  increase our vulnerability to general adverse economic and industry conditions;

•                  limit our ability to obtain additional financing;

•                  require the dedication of a substantial portion of any cash flow from operations to the payment of principal of, and interest on, our indebtedness, thereby reducing the availability of such cash flow to fund our growth strategy, working capital, capital expenditures and other general corporate purposes;

•                  limit our flexibility in planning for, or reacting to, changes in our business and our industry; and

•                  place us at a competitive disadvantage relative to our competitors with less debt.

The notes effectively rank junior in right of payment to any future secured debt and the liabilities of our subsidiaries.

The notes are our general, unsecured obligations and effectively rank junior in right of payment to any future secured debt to the extent of the value of the assets securing such debt.  The notes are equal in right of payment with any future unsubordinated, unsecured debt.  We expect from time to time to incur additional indebtedness and other liabilities.

In addition, the notes are not guaranteed by any of our existing or future subsidiaries.  Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due with respect to the notes or to make any funds available therefor, whether by dividends, loans or other payments.  As a result, the notes effectively rank junior in right of payment to all existing and future debt and other liabilities, including trade payables, of our subsidiaries.  As of September 30, 2006, our subsidiaries had approximately $2.1 billion in outstanding liabilities, including trade and other payables but excluding intercompany amounts.

The conditional conversion feature of the notes could prevent holders of notes from receiving the value of cash, or cash and common stock, into which a note would otherwise be convertible.

Prior to September 1, 2011 (in the case of the 2011 notes) or September 1, 2013 (in the case of the 2013 notes), the notes are convertible into cash, or cash and shares of our common stock, only if specified conditions are met.  If the specific conditions for conversion are not met, holders will not be able to convert notes until after September 1, 2011 (in the case of the 2011 notes) or September 1, 2013 (in the case of the 2013 notes), and holders may not be able to receive the value of the cash and common stock into which the notes would otherwise be convertible.

The net share settlement feature of the notes may have adverse consequences.

The notes are subject to net share settlement, which means that we will satisfy our conversion obligation to holders by paying cash in settlement of the lesser of the principal amount and the conversion value of the notes and by delivering, at our election, cash or shares of our common stock, or a combination of cash and common stock, in settlement of any and all conversion obligations in excess of the daily conversion values, as described under “Description of the Notes — Conversion Rights — Payment upon Conversion.” Accordingly, upon conversion of a note, holders might not receive any shares of our common stock, or they might receive fewer shares of common stock relative to the conversion value of the note.  In addition, any settlement of a conversion of notes into cash and shares of our common stock will be delayed until at least the 25th trading day following our receipt of the holder’s conversion notice.  Accordingly, you may receive fewer proceeds than expected because the value of our common stock may decline, or fail to appreciate as much as you may expect, between the day that you exercise your conversion right and the day the conversion value of your notes is determined.

An active trading market may not develop for the notes.  The failure of a market to develop for the notes could adversely affect the liquidity and value of holders’ notes.

We issued the notes on November 17, 2006 to a group of banks, which we refer to as the “initial purchasers,” in a private placement.  The initial purchasers then sold the notes to persons reasonably believed by the initial purchasers to be “qualified institutional buyers,” as defined by Rule 144A under the Securities Act.  Prior to this offering there was no trading market for the notes.  The notes are not listed and we have no plans to list the notes on any securities exchange.  Although the notes initially sold to qualified institutional buyers are eligible for trading in The PORTALSM Market, any notes resold pursuant to this prospectus will no longer be eligible for trading in The PORTALSM Market.  The initial purchasers are not obligated to make a market in the notes.  Any market-making activity, if initiated, may be discontinued at any time, for any reason or for no reason, without notice.  Accordingly, there can be no assurance that any market for the notes will develop or, if one does develop, that it will be maintained.  If an active market for the notes fails to develop or be sustained, the value of the notes could be materially adversely affected.

The liquidity of the trading market for the notes, if any, and future trading prices of the notes will depend on many factors, including, among other things, the market price of our common stock, prevailing interest rates, the market for similar securities, general economic conditions and our financial condition, performance and prospects.  Historically, the market for convertible debt has been subject to disruptions that have caused volatility in prices.  It is possible that the market for the notes will be subject to disruptions which may have a negative effect on the holders of the notes, regardless of our operating results, financial performance or prospects.

Our stock price has been, and may continue to be, volatile, which could result in investors losing all or part of their investments.

The notes are convertible into cash and, at our election, cash or shares of our common stock or a combination of cash and common stock, if any, based on the trading price of our common stock on each trading day in the relevant observation period, and therefore we expect that the trading price of our common stock will significantly affect the trading price of the notes.  The market price of our stock has fluctuated significantly in the past and may continue to fluctuate in the future.  Our stock price, like that of other technology companies, is subject to significant volatility because of factors such as:

•                  the announcement of acquisitions, new products, services or technological innovations by us or our competitors;

•                  quarterly variations in our operating results;

•                  changes in revenue or earnings estimates by the investment community; or

•                  speculation in the press or investment community.

In addition, our stock price is affected by general economic and market conditions and has been negatively affected by unfavorable global economic and market conditions.  If such conditions deteriorate, our stock price could decline.

Future sales or issuances of common stock may depress the trading price of our common stock and the notes.

We have stock option plans that provide for the grant of options to members of our board of directors and our employees.  In addition, we have, in connection with the acquisition of various companies, assumed the stock option plans of these companies.  The issuance of substantial amounts of our common stock under our equity plans could adversely impact the market price of our common stock, which could in turn negatively affect the trading price of the notes.

In addition, the price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that we expect to develop involving our common stock.  The hedging or arbitrage could, in turn, negatively affect the trading price of the notes.

The limited covenants in the indenture for the notes and the terms of the notes do not provide protection against some types of important corporate events and may not protect your investment.

The indenture for the notes does not:

•                  require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•                  limit our subsidiaries’ ability to incur indebtedness, which would effectively rank senior to the notes;

•                  limit our subsidiaries’ ability to pay dividends or otherwise transfer funds to us;

•                  limit our ability to incur secured indebtedness that would effectively rank senior to the notes to the extent of the value of the assets securing the indebtedness;

•                  limit our ability to incur indebtedness that is equal in right of payment to the notes;

•                  restrict our subsidiaries’ ability to issue securities that would be senior to the equity interests of our subsidiaries that we hold;

•                  restrict our ability to repurchase or prepay our securities; or

•                  restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

Furthermore, the indenture for the notes contains only limited protections in the event of a change in control.  We could engage in many types of transactions, such as certain acquisitions, refinancings or recapitalizations that could substantially affect our capital structure and the value of the notes and our common stock but would not constitute a “fundamental change” that permits holders to require us to repurchase their notes.  For these reasons, you should not consider the covenants in the indenture or the repurchase feature of the notes as a significant factor in evaluating whether to invest in the notes.

We may be unable to repurchase notes upon the occurrence of a designated event or to make payments due upon conversion; a designated event may adversely affect us or the notes.

Subject to certain exceptions, you have the right to require us to repurchase your notes upon the occurrence of a designated event as described under “Description of the Notes — Conversion Rights — Designated Event Permits Holders to Require Us to Purchase Notes.” In addition, we will be required to make cash payments to holders upon conversion of notes.  We cannot assure you that we will have or be able to raise enough funds to make the required repurchase of notes upon the occurrence of a designated event or to make cash payments required upon conversion of the notes.  In addition, any future debt we incur or other agreements we may enter into may limit our ability to repurchase notes upon a designated event or to pay amounts payable to holders upon conversion of notes.  Moreover, if you or other investors in the notes exercise the repurchase right upon a designated event or convert the notes, it may cause a default under any future debt we incur, even if the designated event itself does not cause a default, because of the potential financial effect on us that would be caused by such a repurchase or conversion.  In addition, our failure to convert notes into cash or a combination of cash and common stock upon exercise of a holder’s conversion right in accordance with the provisions of the indenture would constitute a default under the indenture.  A default under the indenture could lead to a default under existing and future agreements governing our indebtedness.  If, due to a default, the repayment of related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay such indebtedness and amounts owing in respect of the repurchase or conversion of notes.

A fundamental change or change in control transaction involving us could have a negative effect on us and the trading price of our common stock and could negatively impact the trading price of the notes.  Furthermore, the designated event provisions, including the provisions requiring the increase to the conversion rate for conversions in connection with a fundamental change in some cases, may make more difficult or discourage a takeover of our company and the removal of incumbent management.

The adjustment to the conversion rate for notes converted in connection with a fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction.

If a fundamental change occurs at the time prior to maturity, subject to certain limitations and provided such change is not a public acquirer change in control in respect of which the Company has elected to adjust the conversion rate as described under “Description of the Notes — Conversion Rights — Conversion Rate Adjustments — Conversion After a Public Acquirer Fundamental Change,”  we will increase the conversion rate by a number of additional shares of our common stock for notes converted in connection with such fundamental change.  The increase in the conversion rate will be determined based on the date on which the fundamental change becomes effective and the price paid per share of our common stock in such transaction, as described below under “Description of the Notes — Conversion Rights — Conversion Rate Adjustments — Adjustment to Shares Delivered upon Conversion upon Fundamental Change.”  The adjustment to the conversion rate for notes converted in connection with a fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction.  In addition, if the price of our common stock in the transaction is greater than $40.00 per share or less than $12.61 per share, in each case, subject to adjustment, no adjustment will be made to the conversion rate.  Moreover, in no event will the total number of shares of common stock issuable upon conversion as a result of this adjustment exceed 79.3021 per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rate as set forth under “Description of the Notes — Conversion Rate Adjustments.”  Our obligation to increase the conversion rate in connection with a fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

A change in control of us may not constitute a “designated event” for purposes of the note.

The indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of a change in control of us except to the extent described under “Description of the Notes — Designated Event Permits Holders to Require us to Purchase Notes” and “Description of the Notes — Conversion Rights — Conversion Rate Adjustments — Adjustment to Shares Delivered upon Conversion upon Fundamental Change.”  However, the terms “fundamental change” and “designated event” are limited and may not include every change in control event that might cause the market price of the notes to decline.  As a result, your rights under the notes upon the occurrence of a designated event or fundamental change may not preserve the value of the notes in the event of a change in control of us.  In addition, any change in control of us may negatively affect the liquidity, value or volatility of our common stock, thereby negatively impacting the value of the notes.

The conversion rate of the notes may not be adjusted for all dilutive events that may occur.

The conversion rate of the notes is subject to adjustment for certain events including, but not limited to: the issuance of stock dividends on shares of our common stock; the issuance of certain rights or warrants; subdivisions or combinations of shares of our common stock; certain distributions of assets, debt securities, capital stock or cash to holders of our common stock; and certain issuer tender or exchange offers as described under “Description of the Notes — Conversion Rate Adjustments.”  The conversion rate will not be adjusted for other events, such as stock issuances for cash or third-party tender offers that may adversely affect the trading price of the notes or the common stock.  See “Description of the Notes — Conversion Rate Adjustments.”  We are not restricted from issuing additional common stock during the life of the notes and have no obligation to consider the interests of holders of the notes in deciding whether to issue common stock.  An event that adversely affects the value of the notes, but does not result in an adjustment to the conversion rate, may occur.

We have never paid cash dividends and do not anticipate paying any cash dividends on our common stock in the future.

We currently intend to retain any earnings to finance our operations and growth. Since we have never paid cash dividends and do not anticipate paying any cash dividends on our common stock, any short-term return on your investment will depend on the market price of the notes and our common stock.

You may have to pay U.S. federal taxes if we adjust the conversion rate in certain circumstances, even if you do not receive any cash.

We will adjust the conversion rate of the notes for stock splits and combinations, stock dividends, cash dividends and certain other events that affect our capital structure.  See “Description of the Notes — Conversion Rate Adjustments.”  If we adjust the conversion rate, you may be treated as having received a constructive distribution from us, resulting in taxable income to you for U.S. federal income tax purposes, even though you would not receive any cash in connection with the conversion rate adjustment and even though you might not exercise your conversion right.  In addition, non-U.S. holders of the notes may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements.  See “Certain United States Federal Income Tax Considerations — U.S. Holders — Constructive Dividends” and “Certain United States Federal Income Tax Considerations—Non-U.S. Holders — Notes.”

The convertible note hedge transactions and the warrant transactions may affect the value of the notes and our common stock.

In connection with the offering of the notes, we entered into convertible note hedge transactions with certain of the initial purchasers or their affiliates and other financial institutions. These transactions are expected to reduce the potential dilution upon conversion of the notes. We also entered into warrant transactions with certain of the initial purchasers or their affiliates and other financial institutions to offset to some extent the cost of the convertible note hedge transactions. The warrant transactions could have a dilutive effect on our earnings per share to the extent that the price of our common stock exceeds the strike price of the warrants. We used approximately $278.0 million of the net proceeds from the private offering of the notes to pay the net cost of the convertible note hedge and the warrant transactions.

In connection with establishing their initial hedge of these transactions, the counterparties to the convertible note hedge transactions and the warrant transactions, or their affiliates, entered into various over-the-counter derivative transactions with respect to our common stock and purchased our common stock in secondary market transactions concurrently with, or after, the pricing of the notes. These activities could have the effect of increasing or preventing a decline in the price of our common stock concurrently with or following the pricing of the notes.

In addition, such counterparties or their affiliates may modify their hedge positions by entering into or unwinding various over-the-counter derivatives transactions with respect to our common stock and by selling or purchasing our common stock in secondary market transactions following the pricing of the notes (including during any observation period related to the conversion of the notes) which could adversely impact the price of our common stock and of the notes. In addition, we will exercise options we hold under these convertible note hedge transactions whenever notes are converted. We expect that in order to unwind their hedge positions with respect to those exercised options, during the conversion observation periods, the counterparties to the convertible note hedge transactions or their affiliates will sell shares of our common stock in secondary market transactions or unwind over-the-counter derivative transactions with respect to our common stock, which may reduce the value of the notes being converted. We expect that the effect of these actions would be magnified if we settle a conversion of notes entirely in cash.

The effect, if any, of any of these hedge modification transactions and activities on the market price of our common stock or the notes will depend in part on market conditions and cannot be ascertained at this time. Any of these purchasing activities could have the effect of increasing or preventing a decline in the value of our common stock and the value of the notes, and any of these selling activities could adversely affect the value of our common stock and the value of the notes and, in each case could affect as a result, the number and value of the shares of our common stock holders will receive upon conversion of the notes.

Exercise of the warrants issued in the warrant transactions may dilute the ownership interest of existing stockholders, including holders who have previously converted their notes.

The exercise of some or all of the warrants we issue in the warrant transactions may dilute the ownership interests of existing stockholders. Although the convertible note hedge transactions are expected to reduce potential dilution upon conversion of the notes, the warrant transactions could have a dilutive effect on our earnings per share to the extent that the price of our common stock exceeds the strike price of the warrants. Any sales in the public market of our common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the anticipated exercise of the warrants for shares of our common stock could depress the price of our common stock.

If you hold notes, you are not entitled to any rights with respect to our common stock, but you are subject to all changes made with respect to our common stock.

If you hold notes, you are not entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you are subject to all changes to our common stock that might be adopted by the holders of our common stock to curtail or eliminate any of the powers, preferences or special rights of our common stock, or impose new restrictions or qualifications upon our common stock.  You only will be entitled to rights on the common stock if and when we deliver shares of common stock to you in exchange for your notes and in limited cases under the anti-dilution adjustments of the notes.  For example, in the event that an amendment is proposed to our articles of organization or bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to delivery of common stock upon conversion of your notes, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

We can issue shares of preferred stock that may adversely affect your rights as a shareholder of our common stock.

Our restated articles of organization authorize us to issue up to 2,500,000 shares of preferred stock with relative rights and preferences determined by our board of directors. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights superior to those of shareholders of our common stock. For example, an issuance of shares of our preferred stock could:

•                  adversely affect the voting power of the shareholders of our common stock;

•                  make it more difficult for a third party to gain control of us;

•                  discourage bids for our common stock at a premium;

•                  limit or eliminate any payments that the shareholders of our common stock could expect to receive upon our liquidation; or

•                  otherwise adversely affect the market price of our common stock.

We may issue shares of our preferred stock at any time.

Provisions in our articles of organization and bylaws or Massachusetts law may discourage, delay or prevent a change of control of our company and, therefore, depress the trading price of our common stock.

In addition to the ability of our board of directors to issue shares of preferred stock, our restated articles of organization and amended and restated bylaws and the Massachusetts Business Corporation Act, or MBCA, contain provisions that may have the effect of discouraging, delaying or preventing a future takeover or change in control of our company that our stockholders may consider favorable, including transactions in which holders of our common stock might otherwise receive a premium for their shares of our common stock. These provisions may also prevent or frustrate attempts to replace or improve our management. These provisions include:

•                  the classification of our board of directors into three classes, each having a three-year term;

•                  limitations on the ability of stockholders to remove our directors;

•                  super-majority vote requirements to approve amendments of our articles of organization, mergers and consolidations;

•                  unanimous consent requirements for action by written consent of our stockholders;

•                  limitations on the ability of our stockholders to call special stockholder meetings; and

•                  advanced notice requirements for stockholder proposals to be brought before annual or special meetings of our stockholders, including for proposed nominations of persons for election to our board.

In addition, we are subject to Chapter 110C of the Massachusetts Corporation-Related Laws which provides that, if a person (together with its associates and affiliates) beneficially owns more than 5% of the stock of a Massachusetts corporation, such person may not make a takeover bid, defined as the offer to acquire or the acquisition of stock of the corporation that would result in the person (together with its associates and affiliates) beneficially owning more than 10% of the corporation’s stock, if during the preceding year such person acquired any of the subject stock with the undisclosed intent of gaining control of the corporation. The statute contains certain exceptions to this prohibition, including if the board of directors approves the takeover bid, recommends it to the corporation’s stockholders and the terms of the takeover are furnished to stockholders.

The existence of the foregoing provisions could limit the price that investors may be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that holders of our common stock will receive a premium for their shares in an acquisition.

USE OF PROCEEDS

The selling securityholders will receive all of the net proceeds from the sale of the notes or shares of our common stock issuable upon conversion of the notes.  We will not receive any of the proceeds from the sale of any of these securities.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Our common stock is listed on the NYSE under the symbol “EMC.” The following table sets forth the high and low sales prices of our common stock for the periods indicated as reported by the NYSE.

	High	Low

2004
First Quarter	$15.80	$12.11
Second Quarter	13.75	9.97
Third Quarter	11.61	9.24
Fourth Quarter	14.96	11.69
2005
First Quarter	$15.09	$11.79
Second Quarter	14.88	11.10
Third Quarter	14.78	12.05
Fourth Quarter	14.55	12.70
2006
First Quarter	$14.75	$13.05
Second Quarter	13.99	10.11
Third Quarter	12.09	9.44
Fourth Quarter	13.79	11.69
2007
First Quarter (through February 1, 2007)	$14.54	$13.07

On February 1, 2007, the closing sale price of our common stock as reported by the NYSE was $13.76 per share. As of the close of business on February 1, 2007, we had approximately 14,997 record holders of our common stock.

We have never declared or paid any dividends on our common stock.  We do not expect to pay dividends on our common stock in the foreseeable future.  We intend to retain our future earnings to fund the development and growth of our business.

DESCRIPTION OF CAPITAL STOCK

The following is a description of our capital stock and certain provisions of our restated articles of organization, amended and restated bylaws and certain agreements as well as certain provisions of applicable law.  The following is only a summary and is qualified by applicable law and by the provisions of our restated articles of organization, amended and restated bylaws and such agreements, copies of which are available as set forth under “Additional Information.”

Authorized Capital Stock

Our authorized capital stock consists of 6,000,000,000 shares of common stock, par value $0.01 per share, and 25,000,000 shares of preferred stock, par value $0.01 per share.  As of December 31, 2006, 1,819,152,740 shares of our common stock were outstanding, excluding treasury stock and shares reserved for issuance upon exercise of outstanding options.  No shares of our preferred stock are outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held and have no preemptive or other rights to subscribe for additional shares from EMC.  There are no cumulative voting rights, with the result that holders of more than 50% of the shares of our common stock are able to elect 100% of the class of our directors to be elected at any annual meeting of stockholders or special meeting in lieu thereof.  All outstanding shares of common stock are, and those issuable upon conversion of the notes will be, when issued and fully paid for, validly issued, fully paid and non-assessable.  Subject to preferences that may be applicable to any outstanding preferred stock, holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available therefor.  On liquidation, dissolution or winding up of EMC, the holders of our common stock are entitled to receive their pro rata portion of our net assets remaining after the payment of all debts, obligations and liquidation preferences, if any.  Holders of notes are not entitled to any rights with respect to our common stock, but are subject to all changes made with respect to our common stock.

Preferred Stock

Our board is authorized to issue preferred stock from time to time in one or more series.  Our directors shall determine the number of shares constituting each series of preferred stock and each series shall have a distinguishing designation.  Subject to our restated articles of organization, our directors may determine, in whole or in part, the preferences, voting powers, qualifications and special or relative rights or privileges, if any, of any such series, without further vote or action by our stockholders.  The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.  The issuance of preferred stock could also have the effect of decreasing the market price of our common stock and could delay, deter or prevent a change in control of our company.

Certain Provisions of our Articles of Organization and Bylaws and Massachusetts Laws

In addition to our board of directors’ ability to issue shares of preferred stock, our restated articles of organization and amended and restated bylaws and the MBCA, contain provisions that may have the effect of delaying, deferring or preventing a future takeover or change in control of our company unless such takeover or change in control is approved by our board of directors, including:

Classified Board.  The MBCA requires classification of our board of directors into three classes, each having a three-year term, unless our directors vote to be exempt from such requirement or our stockholders elect to be exempt from such requirement by a vote of two-thirds of our stock outstanding and entitled to vote on the matter.

Removal of Directors.  Our bylaws, in accordance with the MBCA, provide that our directors may be removed from office, but only for cause, by a vote of the holders of a majority of shares entitled to vote at an election of directors and only at a meeting of stockholders called for such purpose.

Amendments to Our Restated Articles of Organization.  Under the MBCA, except for amendments to increase or reduce our capital stock, to change the par value of authorized shares with par value, to change authorized shares from shares with par value to shares without par value, or from shares without par value to shares with par value, to make certain changes in the number of authorized shares or to change our corporate name, a two-thirds vote of each class of stock outstanding and entitled to vote and board approval is required to authorize amendments of our restated articles of organization.

Action by Consent of Stockholders.  As provided by the MBCA and our bylaws, any action required or permitted to be taken by stockholders at a meeting may be taken without a meeting only if all stockholders entitled to vote on the matter consent to the action in writing.

Ability to Call Special Stockholder Meetings.  Our bylaws provide that a special meeting of our stockholders may be called by stockholders upon the written application of stockholders holding at least 85% of our capital stock entitled to vote at the proposed meeting.

Advanced Notice Procedures.  Our bylaws establish an advanced notice procedure for stockholder proposals to be brought before annual or special meetings of our stockholders, including for proposed nominations of persons for election to our board.

Mergers, Acquisitions and Other Transactions.  Under the MBCA, approval of mergers and consolidations requires the affirmative vote of two-thirds of the shares of each class of stock outstanding and entitled to vote on the transaction.

Massachusetts Regulation of Take-Over Bids.  Chapter 110C of the Massachusetts Corporation-Related Laws provides that, if a person (together with its associates and affiliates) beneficially owns more than 5% of the stock of a Massachusetts corporation, such person may not make a takeover bid, defined as the offer to acquire or the acquisition of stock of the corporation that would result in the person (together with its associates and affiliates) beneficially owning more than 10% of the corporation’s stock, if during the preceding year such person acquired any of the subject stock with the undisclosed intent of gaining control of the corporation.  The statute contains certain exceptions to this prohibition, including if the board of directors approves the takeover bid, recommends it to the corporation’s stockholders and the terms of the takeover are furnished to stockholders.

Limitation on Liability of Directors and Officers and Indemnification

The MBCA generally provides for the mandatory indemnification, permissive indemnification and advance of reasonable expenses by a Massachusetts corporation to its directors or officers for liabilities incurred in the capacity of a director or officer, subject to conditions and limitations.

Our restated articles of organization provide that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the extent provided by applicable law notwithstanding any provision of law imposing such liability; provided, however, that to the extent required by the MBCA, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for certain improper distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

Our amended and restated bylaws provide that we shall, to the extent legally permissible, indemnify each of our directors and officers (including persons who act at our request as directors, officers or trustees of another organization or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by such director or officer in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such director or officer may be involved or with which such director or officer may be threatened, while in office or thereafter, by reason of such individual being or having been such a director or officer.  Such indemnification will not be available to a director or officer for any matter as to which such director or officer is adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in our best interests or in the best interests of the participants or beneficiaries of any employee benefit plan.  As to any matter disposed of by a compromise payment by such director or officer pursuant to a consent decree or otherwise, no indemnification for said payment shall be provided unless such compromise shall be approved as in our best interests after notice that it involves such indemnification:

•                  by a disinterested majority of the directors then in office;

•                  by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in our best interests; or

•                  by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer.

Our amended and restated bylaws also provides for the advance of reasonable expenses, including counsel fees, to a director or officer in connection with a proceeding upon the receipt of an undertaking by such director or officer to repay such advanced funds if it is ultimately determined that indemnification for such expenses is not authorized under this provision.

We have entered into indemnification agreements with each of our directors and executive officers providing for the indemnification of such director or executive officer to the extent legally permissible and for the payment of expenses, including counsel fees, reasonably incurred in connection with the defense or disposition of any action, suit or other proceeding in which such individual may be involved by reason of such individual being or having been our director or officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company under the MBCA, our restated articles of organization, amended and restated bylaws and contractual arrangements, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

Computershare is the transfer agent and registrar for our common stock.

New York Stock Exchange Listing

Our common stock is listed on the NYSE under the symbol “EMC.”

DESCRIPTION OF THE NOTES

We issued $1.725 billion in aggregate principal amount of our 1.75% convertible senior notes due 2011, or the 2011 notes, and $1.725 billion in aggregate principal amount of our 1.75% convertible senior notes due 2013, or the 2013 notes, under an indenture, dated as of November 17, 2006, or the indenture, between us and Wells Fargo Bank, National Association, as trustee . Unless the context otherwise requires, references in this section to the “notes” include the 2011 notes and the 2013 notes.  The 2011 notes and the 2013 notes are treated as a single series of notes under the indenture for purposes of, among other things, payments of principal and interest, taking actions with respect to Events of Default and consenting to amendments to the indenture and the notes. We entered into a registration rights agreement, dated as of November 17, 2006, or the registration rights agreement, with the initial purchasers pursuant to which we filed a shelf registration statement with the SEC, of which this prospectus is a part, covering resale of notes, as well as the shares of our common stock issuable upon conversion of notes.  The terms of the notes include those expressly set forth in the indenture, the notes, the registration rights agreement and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

The following description is a summary of the material provisions of the notes, the indenture and the registration rights agreement and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes, the indenture, including the definitions of terms used in the indenture, and the registration rights agreement. We urge you to carefully read the entire indenture because it, and not this description, defines your rights as a holder of notes. You may request a copy of the indenture from us. A copy of the indenture will be available as described under the heading “Additional Information” in this prospectus.

For purposes of this description, references to the “Company,” “we,” “our” and “us” refer only to EMC Corporation and not to its subsidiaries.

General

Each series of notes is:

•                  our general unsecured obligation;

•                  equal in right of payment with any other senior unsecured indebtedness of ours;

•                  senior in right of payment to any indebtedness that is contractually subordinated to the notes;

•                  structurally subordinated to the claims of our subsidiaries’ creditors, including trade creditors;

•                  effectively subordinated to any secured indebtedness to the extent of the value of the collateral securing such indebtedness;

•                  issued in registered form without interest coupons, in denominations of $1,000 and integral multiples of $1,000; and

•                  represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form.

The 2011 notes will mature on December 1, 2011, unless earlier converted or repurchased, and the 2013 notes will mature on December 1, 2013, unless earlier converted or repurchased.

The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise.  Our subsidiaries have not guaranteed any of our obligations under the notes.  Some of our operations are conducted through our subsidiaries and, therefore, we depend on the cash flow of our subsidiaries to meet our obligations, including our obligations under the notes.  The notes are effectively subordinated in right of payment to all indebtedness and other liabilities and commitments (including trade payables and lease obligations) of our subsidiaries.  Any right we have to receive assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization (and the consequent right of the holders of notes to participate in those assets) are effectively subordinated to the claims of that subsidiary’s creditors, except to the extent that we are recognized as a creditor of that subsidiary.  As of September 30, 2006, our subsidiaries had $2.1 billion of liabilities outstanding to which the notes would be effectively subordinated.  See “Risk Factors — The notes effectively rank junior in right of payment to any future secured debt and the liabilities of our subsidiaries.”

The notes are convertible as described below under “— Conversion Rights.”

We use the term “note” in this prospectus to refer to each $1,000 principal amount of notes

We may from time to time repurchase the notes in tender offers, open market purchases or negotiated transactions without prior notice to holders.

The registered holder of a note will be treated as the owner of it for all purposes.

Other than restrictions described under “— Designated Event Permits Holders to Require Us to Repurchase Notes” and “— Consolidation, Merger and Sale of Assets” below, and except for the provisions set forth under “— Conversion Rights — Conversion Rate Adjustments — Adjustment to Conversion Rate upon Conversion upon Fundamental Change,” the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect holders.  See “Risk Factors — Risks Related to an Investment in the Notes.”

Payments on the Notes; Paying Agent and Registrar

We will pay the principal of certificated notes at the office or agency designated by us in the Borough of Manhattan, The City of New York.  We have initially designated a corporate trust office of the trustee as our paying agent and registrar and its agency in New York, New York as a place where notes may be presented for payment or for registration of transfer.  We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar.  Interest on certificated notes will be payable (i) to holders having an aggregate principal amount of $1.0 million or less, by check mailed to the holders of those notes and (ii) to holders having an aggregate principal amount of more than $1.0 million, either by check mailed to each holder or, upon application by a holder to the registrar not later than the relevant record date, by wire transfer in immediately available funds to that holder’s account within the United States, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.

We will pay the principal of, and interest on notes in global form registered in the name of or held by The Depository Trust Company, or DTC, or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global notes.

Transfer and Exchange

A holder of notes may transfer or exchange notes at the office of the registrar in accordance with the indenture.  The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents.  No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted, by the indenture.  We are not required to transfer or exchange any note selected or surrendered for conversion.

Interest

The 2011 notes bear interest at a rate of 1.75% per year from November 17, 2006, or from the most recent date to which interest has been paid or duly provided for.  Interest is payable semiannually in arrears on June 1 and December 1 of each year, beginning June 1, 2007.

The 2013 notes bear interest at a rate of 1.75% per year from November 17, 2006, or from the most recent date to which interest has been paid or duly provided for.  Interest is payable semiannually in arrears on June 1 and December 1 of each year, beginning June 1, 2007.

Interest will be paid to the person in whose name a note is registered at the close of business on May 15 or November 15, as the case may be, immediately preceding the relevant interest payment date.  Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

No sinking fund is provided for the notes.

Conversion Rights

General

Upon the occurrence of any of the conditions, and subject to the limitations, described under the headings “— Conversion Upon Satisfaction of Trading Price Condition,” “— Conversion Based on Common Stock Price” and “— Conversion upon Specified Corporate Transactions,” holders may convert each of their notes initially at an initial conversion rate of 62.1978 shares of common stock per $1,000 in principal amount of notes, which is equivalent to a conversion price of approximately $16.08 per share of common stock, at any time prior to the close of business on the scheduled trading day immediately preceding September 1, 2011, in the case of the 2011 notes, and at any time prior to the close of business on the scheduled trading day immediately preceding September 1, 2013, in the case of the 2013 notes.  In the case of the 2011 notes, on and after September 1, 2011, holders may convert each of their notes at the conversion rate regardless of the conditions described under the headings “— Conversion Upon Satisfaction of Trading Price Condition,” “— Conversion Based on Common Stock Price” and “— Conversion upon Specified Corporate Transactions” at any time prior to the close of business on the scheduled trading day immediately preceding the maturity date of December 1, 2011.  In the case of the 2013 notes, on and after September 1, 2013, holders may convert each of their notes at the conversion rate regardless of the conditions described under the headings “— Conversion Upon Satisfaction of Trading Price Condition,” “ — Conversion Based on Common Stock Price” and “— Conversion upon Specified Corporate Transactions” at any time prior to the close of business on the scheduled trading day immediately preceding the maturity date of December 1, 2013.

The conversion rate and the equivalent conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described below.  The conversion price at any given time will be computed by dividing $1,000 by the applicable conversion rate at such time.  A holder may convert fewer than all of such holder’s notes so long as the notes converted are an integral multiple of $1,000 principal amount.

Upon conversion of a note, the holder thereof will not receive any separate cash payment for accrued and unpaid interest unless such conversion occurs between a regular record date and the interest payment date to which it relates.  Our settlement of conversions as described below under “— Payment upon Conversion” will be deemed to satisfy our obligation to pay:

•                  the principal amount of the note; and

•                  accrued and unpaid interest to, but not including, the conversion date.

As a result, accrued and unpaid interest to, but not including, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

Notwithstanding the preceding paragraph, if notes are converted after 5:00 p.m., New York City time, on a record date, holders of such notes at 5:00 p.m., New York City time, on the record date will receive the interest payable on such notes on the corresponding interest payment date notwithstanding the conversion.  However, notes surrendered for conversion during the period from 5:00 p.m., New York City time, on any regular record date to 9:00 a.m., New York City time, on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the notes so converted; except that no such payment need be made:

•                  if we have specified a designated event repurchase date as defined below that is after a record date and on or prior to the corresponding interest payment date;

•                  to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such notes; or

•                  in respect of any conversions that occur after the record date immediately preceding the maturity date.

Upon conversion of notes, we will pay an amount in cash equal to the “principal portion” (as defined below) of the conversion value of the notes converted for each trading day during the specified 20-trading day period following conversion.  If the conversion value exceeds the principal amount of the notes converted on any trading day during the specified 20-trading day period following conversion, we will also deliver, at our election, cash or shares of our common stock or a combination of cash and shares of our common stock in amount equal to the excess of the conversion value over the principal portion of the notes converted.  See “— Payment upon Conversion.”  While we do not currently have any debt or other agreements that would restrict our ability to pay the principal portion of the notes in cash upon conversion, we may enter into such an agreement in the future which may limit or prohibit our ability to make any such payment.  Our failure to pay the principal portion of the notes when converted would result in an event of default with respect to the notes.  See “Risk Factors — Risks Related to an Investment in the Notes.”

If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock upon the conversion, unless the tax is due because the holder requests any shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Conversion upon Satisfaction of Trading Price Condition

Prior to September 1, 2011, in the case of the 2011 notes, and prior September 1, 2013, in the case of the 2013 notes, a holder may surrender notes for conversion during the five business day period after any five consecutive trading day period (the “measurement period”) in which the “trading price” per $1,000 in principal amount of the applicable series of notes for each day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate for such series of notes for such date, subject to compliance with the procedures and conditions described below concerning the trustee’s obligation to make a trading price determination.

The “trading price” of a series of notes on any date of determination means the average of the secondary market bid quotations obtained by the trustee for $2.0 million in principal amount of such series of notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select, which may include the initial purchasers; but if three such bids cannot reasonably be obtained by the trustee, but two such bids are obtained, then the average of the two bids will be used, and if only one such bid can reasonably be obtained by the trustee, that one bid will be used.  If the trustee cannot reasonably obtain at least one bid for $2.0 million in principal amount of such series of notes from a nationally recognized securities dealer, then that series of notes will not be deemed to be convertible pursuant to the trading price conversion trigger.  Any such determination will be conclusive absent manifest error.

In connection with any conversion upon satisfaction of the above trading price condition, the trustee will have no obligation to determine the trading price of the notes unless we have requested such determination; and we will have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price per $1,000 in principal amount of the applicable series of notes would be less than 98% of the product of the last reported sale price of our common stock and the conversion rate for such series of notes.  At such time, we shall instruct the trustee to determine the trading price of the applicable series of notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 in principal amount of the applicable series of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate for such series of notes.

If the trading price condition has been met, we will so notify the holders of the applicable series of notes.  If, at any time after the trading price condition has been met, the trading price per $1,000 in principal amount of the applicable series of notes is greater than 98% of the product of the last reported sale price of our common stock and the conversion rate for such date, we shall so notify the holders of the applicable series of notes.

The “last reported sale price” of our common stock on any date means the closing sale price per share, or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices, on that date as reported by the New York Stock Exchange, or if our common stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange or automated quotation service on which our common stock is traded or quoted.  If our common stock is not reported by the New York Stock Exchange or listed on a United States national or regional securities exchange or automated quotation service on the relevant date, the “last reported sale price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by Pink Sheets LLC or similar organization.  If our common stock is not so quoted, the last reported sale price will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms, which may include the initial purchasers, selected by us for this purpose.  Any such determination will be conclusive absent manifest error.

“Trading day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if our common stock is not then listed on the New York Stock Exchange, on another national or regional securities exchange on which our common stock is then listed or quoted or, if our common stock is not listed on the New York Stock Exchange or a national or regional securities exchange or automated quotation service, on the principal other market on which our common stock is then traded or quoted.

Conversion Based On Common Stock Price

Prior to September 1, 2011, in the case of the 2011 notes, and prior to September 1, 2013, in the case of the 2013 notes, a holder may surrender notes for conversion during any calendar quarter after the calendar quarter ending December 31, 2006, if the last reported sale price of our common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the applicable conversion price in effect for such series of notes on the last trading day of the immediately preceding calendar quarter.

Conversion upon Specified Corporate Transactions

If we elect to:

•                  distribute to all or substantially all holders of our common stock certain rights entitling them to purchase, for a period expiring within 45 days after the record date of the distribution, shares of our common stock at less than the last reported sale price of a share of our common stock on the trading day immediately preceding the declaration date of the distribution; or

•                  distribute to all or substantially all holders of our common stock our assets (including cash), debt securities or certain rights to purchase our securities, which distribution has a per share value as determined by our board of directors exceeding 15% of the last reported sale price of our common stock on the day preceding the declaration date for such distribution, we must notify the holders of the notes at least 25 scheduled trading days prior to the ex-dividend date for such distribution.  Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of 5:00 p.m., New York City time, on the business day immediately prior to the ex-dividend date or our announcement that such distribution will not take place, even if the notes are not otherwise convertible at such time.  The ex-dividend date is the first date upon which a sale of the common stock does not automatically transfer the right to receive the relevant dividend from the seller of the common stock to its buyer.  Holders of notes may not exercise this right if they are permitted to participate in the distribution on an as-converted basis without having to convert their notes.

In addition, if we are party to any transaction or event that constitutes a “designated event” (as defined below), a holder may surrender notes for conversion at any time from and after the 30th scheduled trading day prior to the anticipated effective date of such designated event until the “designated event repurchase date” (as defined below)

corresponding to such designated event, and if such designated event constitutes a fundamental change, may be entitled to receive additional shares upon any conversion as described below under “— Adjustment to Conversion Rate Upon Conversion upon Fundamental Change.”

Holders of notes will also have the right to convert their notes if we are a party to a combination, merger, binding share exchange or sale or conveyance of all or substantially all of our property and assets, in each case pursuant to which our common stock would be converted into cash, securities and/or other property that does not also constitute a designated event.  In such event, holders of notes will have the right to convert their notes at any time beginning 15 calendar days prior to the date that is the anticipated effective date of such transaction and ending on the 15th calendar day following the effective date of such transition.  We will notify holders at least 20 calendar days prior to the anticipated effective date of such transaction.  If the transaction also constitutes a “designated event,” in lieu of the conversion right described in this paragraph, holders of notes will have the conversion right described in the preceding paragraph and holders of notes will have the right to require us to repurchase their notes as set forth below under “— Designated Event Permits Holders to Require Us to Repurchase Notes.”

Conversion Procedures

If you hold a beneficial interest in a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled and, if required, pay all taxes or duties, if any.

If you hold a certificated note, to convert you must:

•                  complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

•                  deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

•                  if required, furnish appropriate endorsements and transfer documents;

•                  if required, pay all transfer or similar taxes; and

•                  if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

The date you comply with these requirements is the “conversion date” under the indenture.

If a holder has already delivered a repurchase notice as described under “— Designated Event Permits Holders to Require Us to Repurchase Notes” with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the notice in accordance with the indenture.

Payment upon Conversion

Upon conversion of notes, we will pay an amount in cash equal to the principal portion of the notes converted, calculated as described below.  If the daily conversion value exceeds the principal portion of the converted notes on any trading day during the observation period, in addition to paying the principal portion of the converted notes for such trading day, we will also deliver, at our election, cash or shares of our common stock or a combination of cash and shares of our common stock in amount equal to the excess of the daily conversion value over the principal portion of the converted notes for such trading day, all calculated as described below.  We will settle each $1,000 in principal amount of notes being converted by delivering, on the third trading day immediately following the last day of the related observation period, cash and shares of our common stock equal to the sum of the daily settlement amounts (as defined below) for each of the 20 trading days during the related observation period.

The “observation period” with respect to any note means:

•                  with respect to any conversion date occurring during the period beginning on the 30th calendar day prior to the applicable maturity date of a series of notes, the 20 consecutive trading day period beginning on and including the third trading day after the maturity date; and

•                  in all other instances, the 20 consecutive trading day period beginning on and including the third trading day after the conversion date.

The “daily settlement amount” for each $1,000 in principal amount of notes being converted for each of the 20 trading days during the observation period shall consist of:

•                  cash equal to the lesser of (x) $50 and (y) the daily conversion value relating to such day (the amount determined pursuant to this clause being the “principal portion”); plus

•                  if such daily conversion value exceeds $50, either (i) a number of shares (the “maximum deliverable shares”) equal to (A) the difference between such daily conversion value and $50, divided by (B) the daily VWAP of our common stock for such day, (ii) cash equal to the difference between such daily conversion value and $50, or (iii) any combination elected by us of shares and cash in an amount equal to such excess of the daily conversion value over $50.

The “daily conversion value” means, for each $1,000 in principal amount of notes being converted for each of the 20 consecutive trading days during the observation period,  1/20 of the product of (1) the applicable conversion rate and (2) the daily VWAP of our common stock, or the consideration into which our common stock has been converted in connection with certain corporate transactions, on such day.  Any determination of the daily conversion value will be conclusive absent manifest error.

The “daily VWAP” for our common stock means, for each $1,000 in principal amount of notes being converted for each of the 20 consecutive trading days during the observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page EMC.N ‹equity› AQR (or any successor page) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such trading day, or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day as our board of directors determines in good faith using a volume-weighted method.

For the purposes of determining payment upon conversion, “trading day” means a day during which (i) trading in our common stock generally occurs on the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading and (ii) there is no market disruption event.  If our common stock is not so listed or traded, then “trading day” means a business day.

For the purposes of determining payment upon conversion, “market disruption event” means (i) a failure by the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. on any trading day for our common stock for an aggregate one half hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

If we elect to pay cash in lieu of delivering all or a portion of the maximum deliverable shares, we will notify the holder of the note through the trustee of the percentage of each share issuable upon conversion that will be paid in cash in lieu of our common stock (the “Cash Percentage”) at any time on or before the close of business on the trading day following our receipt of such holder’s notice of conversion. If we choose to settle all or any portion of the maximum deliverable shares in cash in connection with conversions of a series of notes within 30 scheduled trading days prior to the applicable maturity date for such series, we will send, on or prior to the 30th scheduled trading day prior to the maturity date, a single notice for all such conversions to the trustee with respect to the Cash Percentage that will be paid in lieu of our common stock.

We will deliver cash in lieu of any fractional shares of common stock issuable in connection with payment of the amounts above based on the last reported sale price of our common stock on the last day of the applicable observation period.

The indenture requires us to pay the principal portion of the conversion amount of the notes in cash, and we may be required to repurchase the notes for cash at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and special interest, if any, upon the occurrence of a “designated event” (as defined below). While we do not currently have any debt or other agreements that would restrict our ability to pay the principal amount of the notes in cash, we may enter into such an agreement in the future which may limit or prohibit our ability to make any such payment.  Our failure to pay the principal amount of the notes when converted would result in an event of default with respect to the notes. See “Risk Factors — Risks Related to an Investment in the Notes.”

Exchange in Lieu of Conversion

When a holder surrenders notes for conversion, we may direct the conversion agent to surrender, on or prior to the commencement of the observation period, such notes to a financial institution designated by us for exchange in lieu of conversion. In order to accept any notes surrendered for conversion, the designated institution must agree to deliver, in exchange for such notes, all cash and shares of our common stock (if any) or a combination of cash and shares of our common stock, equal to the consideration due upon conversion, all as provided above under “— Payment upon Conversion,” at the sole option of the designated financial institution and as is designated to the conversion agent by us. By the close of business on the trading day immediately preceding the start of the observation period, we will notify the holder surrendering notes for conversion that we have directed the designated financial institution to make an exchange in lieu of conversion and such financial institution will be required to notify the conversion agent whether it will deliver, upon exchange, all cash or a combination of cash and shares of common stock.

If the designated institution accepts any such notes, it will deliver cash and, if applicable, the appropriate number of shares of our common stock to the conversion agent and the conversion agent will deliver the cash and those shares to such holder. Any notes exchanged by the designated institution will remain outstanding.  If the designated institution agrees to accept any notes for exchange but does not timely deliver the related consideration, or if such designated financial institution does not accept the notes for exchange, we will, no later than the third trading day immediately following the last day of the related observation period, convert the notes into cash and shares, if any, of our common stock, as described above under “— Conversion Rights”

Our designation of an institution to which the notes may be submitted for exchange does not require the institution to accept any notes.  We will not pay any consideration to, or otherwise enter into any agreement with, the designated institution for or with respect to such designation.

Conversion Rate Adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of notes are permitted to participate on an as-converted basis without having to convert their notes.

Adjustment Events.

(1)           If we issue shares of our common stock as a dividend or distribution on all or substantially all of our shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR’ = CR0 ×	OS’
OS0

where,

CR0 = the conversion rate in effect immediately prior to the “ex-date” for such event;

CR’ = the conversion rate in effect immediately after the “ex-date” for such event;

OS0 = the number of shares of our common stock outstanding immediately prior to the “ex-date” for such event; and

OS’ = the number of shares of our common stock outstanding immediately after the “ex-date” for such event.

As used in this section, “ex-date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question.

(2)           If we issue to all or substantially all holders of our common stock any rights, warrants or convertible securities entitling them for a period of not more than 45 calendar days to subscribe for or purchase shares of our common stock, at a price per share less than the last reported sale price of our common stock on the business day immediately preceding the date of announcement of such issuance, the conversion rate will be adjusted based on the following formula; provided that the conversion rate will be readjusted to the extent that such rights or warrants are not exercised prior to their expiration:

CR’ = CR0 ×	OS’ + X
OS0 + Y

where,

CR0 = the conversion rate in effect immediately prior to the “ex-date” for such event;

CR’ = the conversion rate in effect immediately after the “ex-date” for such event;

OS0 = the number of shares of our common stock outstanding immediately prior to the “ex-date” for such event;

X = the total number of shares of our common stock issuable pursuant to such rights; and

Y = the number of shares of our common stock equal to the aggregate price payable to exercise such rights, warrants or convertible securities divided by the average of the last reported sale prices of our common stock over the ten consecutive trading-day period ending on the business day immediately preceding the “ex-date” relating to such distribution for the issuance of such rights or warrants.

(3)           If we distribute shares of our capital stock, evidences of our indebtedness or other assets or property of ours to all or substantially all holders of our common stock, excluding:

•                  dividends or distributions and rights or warrants referred to in clause (1) or (2) above;

•                  dividends or distributions paid exclusively in cash; and

•                  as described below in this paragraph (3) with respect to spin-offs;

then the conversion rate will be adjusted based on the following formula:

CR’ = CR0 ×	SP0
SP0 - FMW

where,

CR0 = the conversion rate in effect immediately prior to the “ex-date” for such distribution;

CR’ = the conversion rate in effect immediately after the “ex-date” for such distribution;

SP0 = the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period ending on the business day immediately preceding the “ex-date” relating to such distribution; and

FMV = the fair market value as determined by our board of directors of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock on the “ex-date” relating to such distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock in shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, which we refer to as a “spin-off,” the conversion rate in effect immediately before 5:00 p.m., New York City time, on the record date fixed for determination of stockholders entitled to receive the distribution will be increased based on the following formula:

CR’ = CR0 ×	FMV0 + MP0
MP0

Where,

CR0 = the conversion rate in effect immediately prior to such record date;

CR’ = the conversion rate in effect immediately after such record date;

FMV0 = the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first ten consecutive trading-day period after the effective date of the spin-off; and

MP0 = the average of the last reported sale prices of our common stock over the first ten consecutive trading-day period after the effective date of the spin-off.

The adjustment to the conversion rate under the preceding paragraph will occur on the 10th trading day from, and including, the effective date of the spin-off.

(4)           If we pay any cash dividend or distribution to all or substantially all holders of our common stock, the conversion rate will be adjusted based on the following formula:

CR’ = CR0 ×	SP0
SP0 - C

where,

CR0 = the conversion rate in effect immediately prior to the “ex-date” for such distribution;

CR’ = the conversion rate in effect immediately after the “ex-date” for such distribution;

SP0 = the last reported sale price of our common stock on the trading day immediately preceding the “ex-date” relating to such distribution; and

C = the amount in cash per share we distribute to holders of our common stock.

(5)           If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock, if the cash and value of any other consideration included in the payment per share of common stock (taken together) exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR’ = CR0 ×	AC + (SP’ × OS’)
(OS0 × SP’)

where,

CR0 = the conversion rate in effect on the date such tender or exchange offer expires;

CR’ = the conversion rate in effect on the day next succeeding the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration as determined by our board of directors paid or payable for shares purchased in such tender or exchange offer;

OS0 = the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires;

OS’ = the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires; and

SP’ = the last reported sale price of our common stock on the trading day next succeeding the date such tender or exchange offer expires.

If the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made.

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.

Events that Will not Result in Adjustments.  The applicable conversion rate will not be adjusted:

•                  upon the issuance of any shares of our common stock pursuant to any current or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•                  upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•                  upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•                  for a change in the par value of our common stock; or

•                  for accrued and unpaid interest.

Adjustments to the applicable conversion rate will be calculated to the nearest  1/10,000th of a share.  We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate.  However, we will carry forward any adjustments that are less than 1% of the conversion rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1% within one year of the first such adjustment carried forward, upon a designated event, upon a fundamental change or upon maturity.  Except as described in this section or in “— Adjustment to Conversion Rate upon Conversion upon Fundamental Change” below, we will not adjust the conversion rate.

Treatment of Reference Property.  In the event of:

(1)          any reclassification of our common stock;

(2)          a consolidation, merger or combination involving us; or

(3)          a sale or conveyance to another person of all or substantially all of our property and assets,

in which holders of our outstanding common stock would be entitled to receive cash, securities or other property, or the “reference property,” for their shares of common stock, holders of notes will be entitled thereafter to convert their notes into the same type and amount of consideration that they would have been entitled to receive if they had held a number of shares of our common stock equal to the conversion rate then in effect immediately prior to these events; provided, however, that upon conversion any such holder will continue to receive cash in satisfaction of all or a portion of the conversion consideration as described under “— Payment upon Conversion,” with the conversion value calculated based on the reference property.  In the case of any event described in clauses (1) through (3) above, the Company or the successor or the purchasing person will execute a supplemental indenture providing for the conversion and settlement of notes as set forth above.  Such supplemental indenture will provide that if the reference property includes securities that require registration with or approval of any governmental authority under any federal or state law before such securities may be validly issued upon conversion of notes, the Company or the successor or the purchasing person, as the case may be, will use all commercially reasonable efforts, to the extent then permitted by the rules and interpretations of the SEC (or any successor thereto) or such other governmental authority, to secure such registration or approval.

For purposes of the foregoing, the type and amount of consideration that a holder of our common stock would have been entitled to in the case of reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause our common stock to be converted into the right to receive more than a single type of consideration determined, based in part upon any form of stockholder election, will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election.  In addition, if the transaction constitutes a fundamental change and holders of notes convert their notes in connection with the transaction, we will, under certain circumstances, increase the conversion rate for such converting holders, as described below under “— Adjustment to Conversion Rate upon Conversion upon Fundamental Change.”

Treatment of Rights.  To the extent that we have a rights plan in effect at the time of conversion of the notes into common stock, the holder of the notes so converted will receive, in addition to any common stock, the rights under the rights plan, unless prior to any conversion, the rights have separated from the common stock, in which case the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness or assets as described in clause (3) under “— Adjustment Events” above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Voluntary Increases of Conversion Rate.  We are permitted, to the extent permitted by law, to increase the conversion rate of the notes by any amount for a period of at least 20 days if our board of directors determines that such increase would be in our best interest.  We may also, but are not required to, increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares or rights to acquire shares or similar event.

Tax Effect.  A holder may, in some circumstances, including the distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution or dividend subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate.  For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Certain United States Federal Income Tax Considerations.”

Adjustment to Conversion Rate upon Conversion upon Fundamental Change

If a holder of notes elects to convert its notes at any time on or after the 30th scheduled trading day prior to the anticipated effective date of a “fundamental change,” as defined below, until the related designated event repurchase date, unless we elect to adjust the conversion rate and related conversion obligation as described below under “— Conversion After a Public Acquirer Fundamental Change,” the conversion rate will be increased by an additional number of shares of common stock (the “additional shares”), as described below; provided, however, that no increase will be made in the case of a fundamental change if at least 90% of the consideration paid for our common stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in such fundamental change transaction consists of shares of capital stock or American Depositary Receipts in respect of shares of capital stock traded on the New York Stock Exchange or another U.S. national securities exchange or quoted on another established automated over-the-counter trading market in the United States (or that will be so traded or quoted immediately following the transaction) and as a result of such transaction or transactions the notes become convertible into such shares of such capital stock or such American Depositary Receipts.  We will notify holders of the occurrence of any such fundamental change and issue a press release no later than 30 scheduled trading days prior to the anticipated effective date of such transaction.  Such notice shall also state whether such fundamental change will constitute a public acquirer change in control and whether we will elect to adjust the conversion rate and related conversion obligations described below under “— Conversion After a Public Acquirer Fundamental Change.” We will settle conversions of notes as described below under “— Settlement of Conversions in a Fundamental Change.”

The number of additional shares by which the conversion rate will be increased in the event of a fundamental change will be determined by reference to the table below, based on the date on which the fundamental change occurs or becomes effective, the “effective date,” and the price, the “stock price,” paid per share of our common stock in the fundamental change.  If holders of our common stock receive only cash in the fundamental change, the stock price will be the cash amount paid per share.  Otherwise, the stock price will be the average of the last reported sale prices of our common stock over the 10 trading-day period ending on the trading day preceding the effective date of the fundamental change.

The stock prices set forth in the first row of the tables below will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted.  The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted.  The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under “— Conversion Rate Adjustments.”

2011 Notes.

The following table sets forth the hypothetical stock price and the number of additional shares by which the conversion rate for the 2011 notes will be increased per $1,000 in principal amount of 2011 notes in the event of a fundamental change:

	Stock Price
Effective Date	$12.61	$13.00	$14.00	$15.00	$16.00	$17.50	$20.00	$22.50	$25.00	$27.50	$30.00	$35.00	$40.00
November 17, 2006	17.10	15.89	13.20	11.07	9.36	7.44	5.31	3.97	3.11	2.51	2.09	1.54	1.19
December 1, 2007	16.99	15.65	12.77	10.53	8.76	6.76	4.63	3.36	2.57	2.05	1.70	1.25	0.98
December 1, 2008	16.64	15.17	12.10	9.72	7.87	5.85	3.77	2.62	1.95	1.54	1.28	0.95	0.75
December 1, 2009	16.25	14.64	11.25	8.67	6.71	4.67	2.71	1.76	1.27	1.00	0.83	0.64	0.51
December 1, 2010	15.99	14.11	10.14	7.19	5.06	3.00	1.38	0.79	0.57	0.47	0.41	0.33	0.27
December 1, 2011	17.10	14.73	9.23	4.47	0.30	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•                  If the stock price is between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate for the 2011 notes will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year.

•                  If the stock price is greater than $40.00 per share, subject to adjustment, no additional shares will be added to the conversion rate for the 2011 notes.

•                  If the stock price is less than $12.61 per share, subject to adjustment, no additional shares will be added to the conversion rate for the 2011 notes.

2013 Notes.

The following table sets forth the hypothetical stock price and the number of additional shares by which the conversion rate for the 2013 notes will be increased per $1,000 in principal amount of 2013 notes in the event of a fundamental change:

	Stock Price
Effective Date	$12.61	$13.00	$14.00	$15.00	$16.00	$17.50	$20.00	$22.50	$25.00	$27.50	$30.00	$35.00	$40.00
November 17, 2006	17.10	16.02	13.64	11.71	10.18	8.37	6.24	4.86	3.91	3.22	2.71	2.01	1.55
December 1, 2007	17.03	15.87	13.36	11.39	9.78	7.92	5.79	4.43	3.52	2.88	2.41	1.77	1.37
December 1, 2008	16.78	15.58	12.95	10.86	9.19	7.31	5.20	3.90	3.05	2.47	2.06	1.51	1.17
December 1, 2009	16.50	15.18	12.39	10.21	8.51	6.57	4.51	3.29	2.52	2.01	1.67	1.23	0.95
December 1, 2010	16.22	14.81	11.81	9.48	7.69	5.71	3.69	2.57	1.92	1.52	1.25	0.93	0.73
December 1, 2011	15.97	14.37	11.05	8.51	6.59	4.59	2.68	1.74	1.26	0.99	0.82	0.62	0.50
December 1, 2012	15.81	13.96	10.03	7.11	5.01	2.97	1.37	0.79	0.56	0.46	0.40	0.32	0.26
December 1, 2013	17.10	14.72	9.22	4.46	0.52	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•                  If the stock price is between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate for the 2013 notes will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year.

•                  If the stock price is greater than $40.00 per share, subject to adjustment, no additional shares will be added to the conversion rate for the 2013 notes.

•                  If the stock price is less than $12.61 per share, subject to adjustment, no additional shares will be added to the conversion rate for the 2013 notes.

Notwithstanding the foregoing, in no event will the conversion rate for the notes exceed 79.3021 per $1,000 in principal amount of notes, subject to adjustments in the same manner as the conversion rate as set forth under “— Conversion Rate Adjustments.”

In addition, if a holder of notes elects to convert its notes prior to the effective date of any fundamental change, and the fundamental change does not occur, such holder will not be entitled to an increased conversion rate in connection with such conversion.

Our obligation to increase the conversion rate as described above could be considered a penalty, in which case the enforceability thereof would be subject to general principles of economic remedies.

Our obligation to increase the conversion rate as described above could discourage a potential acquirer of us.  The provisions with respect to the adjustment to the conversion rate upon a fundamental change, however, are not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

Conversion After a Public Acquirer Fundamental Change

Notwithstanding the provisions described above under “— Adjustment to Conversion Rate upon Fundamental Change” in the case of a fundamental change constituting a public acquirer change in control (as defined below), we may, in lieu of adjusting the applicable conversion rate as provided above, elect to adjust the conversion rate and the related conversion obligation such that from and after the effective date of such public acquirer change in control, holders of notes will be entitled to convert their notes (subject to the satisfaction of the conditions to conversion described under “— Conversion Rights”) into a number of shares of public acquirer common stock (as defined below), still subject to the arrangements for payment upon conversion otherwise applicable, at a conversion rate equal to the conversion rate in effect immediately before the public acquirer change in control multiplied by a fraction:

•                  the numerator of which will be (i) in the case of a share exchange, merger or binding share exchange pursuant to which our common stock is converted into cash, securities or other property, the average value of all cash and any other consideration (as determined by our board of directors) paid or payable per share of common stock or (ii) in the case of any other public acquirer change in control, the average of the last reported sale prices of our common stock for the 10 consecutive trading days prior to but excluding the effective date of such public acquirer change in control; and

•                  the denominator of which will be the average of the last reported sale prices of the public acquirer common stock for the 10 consecutive trading days commencing on the trading day next succeeding the effective date of such public acquirer change in control.

A “public acquirer change in control” means a fundamental change in which the acquirer has a class of common stock or American Depositary Receipts in respect of common stock traded on a U.S. national securities exchange or quoted on another established automated over-the-counter trading market in the United States or which will be so traded or quoted when issued or exchanged in connection with such fundamental change (the “public acquirer common stock”).  If an acquirer does not itself have a class of common stock or American Depositary Receipts in respect of common stock satisfying the foregoing requirement, it will be deemed to have “public acquirer common stock” if a corporation that directly or indirectly owns at least a majority of the acquirer has a class of common stock or American Depositary Receipts in respect of common stock satisfying the foregoing requirement, in such case, all references to public acquirer common stock shall refer to such class of common stock.  Majority owned for these purposes means having “beneficial ownership” (as determined in accordance with Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of the respective entity’s capital stock that are entitled to vote generally in the election of directors.

Upon a public acquirer change in control, if we so elect, holders may convert their notes (subject to the satisfaction of the conditions to conversion described under “— Conversion Rights” above) at the adjusted conversion rate described in the second preceding paragraph but will not be entitled to the increase in the conversion rate as described above under “— Adjustment to Conversion Rate upon Conversion upon Fundamental Change.” We are required to notify holders of our election in our notice to holders of such fundamental event as set forth below under “— Designated Event Permits Holders to Require Us to Repurchase Notes.” In addition, upon a public acquirer change in control, in lieu of converting notes, the holder can, subject to certain conditions, require us to repurchase all or a portion of its notes as described below.

In the event of a public acquirer change of control whereby we elect to adjust the conversion rate as described in the third preceding paragraph, the acquirer will execute a supplemental indenture providing for the conversion and settlement of notes as set forth above.  In addition, such supplemental indenture will provide that if the securities to be issued upon conversion of notes require registration with or approval of any governmental authority under any federal or state law before such securities may be validly issued upon conversion of notes, the acquirer will use all commercially reasonable efforts, to the extent then permitted by the rules and interpretations of the SEC (or any successor thereto) or such other governmental authority, to secure such registration or approval.

Settlement of Conversions in a Fundamental Change

As described above under “— Conversion Rate Adjustments — Treatment of Reference Property,” upon effectiveness of any fundamental change, the notes will be convertible into reference property or cash and other reference property as applicable.  If, as described above, we are required to increase the conversion rate by the additional shares as a result of the fundamental change, notes surrendered for conversion will be settled as follows:

•                  If the last day of the applicable observation period related to notes surrendered for conversion is prior to the third trading day preceding the effective date of the fundamental change, we will settle such conversion as described above under “— Payment upon Conversion” by delivering the amount of cash and shares of our common stock, if any, based on the conversion rate then in effect without regard to the number of additional shares to be added to the conversion rate as described above, on the third trading day immediately following the last day of the applicable observation period.  In addition, as soon as practicable following the effective date of the fundamental change, we will deliver the increase in such amount of cash and reference property deliverable in lieu of shares of our common stock, if any, as if the conversion rate had been increased by such number of additional shares during the related observation period and based upon the related daily VWAP prices during such observation period.  If such increased amount results in an increase to the amount of cash to be paid to holders, we will pay such increase in cash, and if such increased settlement amount results in an increase to the number of shares of our common stock, we will deliver such increase by delivering reference property based on such increased number of shares.

•                  If the last day of the applicable observation period related to notes surrendered for conversion is on or following the third scheduled trading day preceding the effective date of the fundamental change, we will settle such conversion as described above under “— Payment upon Conversion” based on the conversion rate as increased by the additional shares described above on the later to occur of (1) the effective date of the transaction and (2) third trading day immediately following the last day of the applicable observation period.

Designated Event Permits Holders to Require Us to Repurchase Notes

If a “designated event” (as defined below) occurs at any time, holders of notes will have the right, at their option, to require us to repurchase any or all of their notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on a date, the “designated event repurchase date,” of our choosing that is not less than 20 nor more than 35 days after the date of our notice of the designated event.  The price we are required to pay is equal to 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest and special interest, if any, to but excluding the designated event repurchase date, subject to the rights of holders on the relevant record date to receive interest on the relevant interest payment date.  Any notes repurchased by us will be paid for in cash.

A “designated event” will be deemed to have occurred upon a fundamental change or a termination of trading.

A “fundamental change” will be deemed to have occurred at the time (after the notes are originally issued) that any of the following occurs:

(1)           any person (as defined below) files a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act disclosing that such person has become the beneficial owner, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of our capital stock entitling the person to exercise 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors, unless such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and other than an acquisition by us, any of our subsidiaries or any of our employee benefit plans; provided that this clause (1) shall not apply to a merger of our company with or into a wholly-owned subsidiary of a corporation that, immediately following the transaction or series of transactions, has a class of common stock or American Depositary Receipts in respect of common stock traded on a U.S. national securities exchange or quoted on another established automated over-the-counter trading market in the United States if immediately following the transaction or series of transactions (a) the holders of our common stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the voting power of all shares of capital stock entitled to vote generally in the election of directors of such parent corporation and (b) such parent corporation fully and unconditionally guarantees all obligations of such continuing or surviving corporation under the notes and the indenture on a senior basis on terms and pursuant to a supplemental indenture reasonably satisfactory to the trustee; or

(2)           we merge or consolidate with or into any other person, other than a subsidiary, another person merges with or into us, or we convey, sell, transfer or lease all or substantially all of our assets to another person, other than any transaction:

•                  involving a merger or consolidation that does not result in a reclassification, conversion, exchange or cancellation of our outstanding common stock;

•                  pursuant to which the holders of our common stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the voting power of all shares of capital stock entitled to vote generally in the election of directors of either (a) the continuing or surviving corporation immediately after the transaction or (b) a corporation that directly or indirectly owns 100% of the capital stock of such continuing or surviving corporation; provided that, in the case of this clause (b), such parent corporation fully and unconditionally guarantees all obligations of such continuing or surviving corporation under the notes and the indenture on a senior basis on terms and pursuant to a supplemental indenture reasonably satisfactory to the trustee; or

•                  which is effected solely to change our jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of our common stock solely into shares of common stock of the surviving entity.

However, notwithstanding the foregoing, holders of notes will not have the right to require us to repurchase any notes under clauses (1) or (2) above, and we will not be required to deliver the designated event repurchase right notice incidental thereto, if at least 90% of the consideration paid for our common stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a purchase, merger, consolidation, other acquisition transaction or series of transactions, conveyance, sale, transfer or lease otherwise constituting a fundamental change under clauses (1) or (2) above consists of shares of capital stock or American Depositary Receipts in respect of shares of capital stock traded on the New York Stock Exchange or another U.S. national securities exchange or quoted on an established automated over-the-counter trading market in the United States (or will be so traded or quoted immediately following the completion of the purchase, merger, consolidation, other acquisition transaction or series of transactions, conveyance, sale, transfer or lease) and, as a result of the completion of the purchase, merger, consolidation, other acquisition transaction or series of transactions, conveyance, sale, transfer or lease, the notes become convertible into such shares of such capital stock or such American Depositary Receipts.

For purposes of these provisions, whether a person is a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act, and “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

A “termination of trading” will be deemed to have occurred if our common stock, or any other capital stock or American Depositary Receipts in respect of shares of capital stock into which the notes are convertible pursuant to the terms of the indenture, is not listed for trading on a U.S. national securities exchange or quoted on an established automated over-the-counter trading market in the United States.

On or before the 10th day after the occurrence of a designated event, we will provide to all holders of notes and the trustee and paying agent a notice of the occurrence of the designated event and of the resulting repurchase right.  Such notice shall state, among other things:

•                  the events causing a designated event and whether such designated event also constitutes a fundamental change;

•                  whether such designated event will also constitute a public acquirer change in control and the conversion rights available to the holders in connection with such public acquirer change in control, including the period of conversion, if any, and any adjustments to the applicable conversion rate;

•                  the date of the designated event;

•                  the last date on which a holder may exercise the repurchase right;

•                  the designated event repurchase price, if applicable;

•                  the designated event repurchase date;

•                  the name and address of the paying agent and the conversion agent, if applicable;

•                  the applicable conversion rate and any adjustments to the applicable conversion rate;

•                  that notes with respect to which a designated event change repurchase notice has been delivered by a holder may be converted only if the holder withdraws the designated event repurchase notice in accordance with the terms of the indenture; and

•                  the procedures that holders must follow to require us to repurchase their notes.

Simultaneously with providing such notice, we will publish a notice containing this information on our website or through such other public medium as we may use at that time.

To exercise the repurchase right, a holder of notes must deliver, on or before the designated event repurchase date, the notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice and the form entitled “Form of Designated Event Repurchase Notice” on the reverse side of the notes duly completed, to the paying agent.  Such holders repurchase notice must state:

•                  if certificated, the certificate numbers of its notes to be delivered for repurchase;

•                  the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

•                  that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

A holder of notes may withdraw any repurchase notice in whole or in part by a written notice of withdrawal delivered to the paying agent prior to the close of business on the designated event repurchase date.  The notice of withdrawal shall state:

•                  the principal amount of the withdrawn notes;

•                  if certificated notes have been issued, the certificate numbers of the withdrawn notes, or if not certificated, your notice must comply with appropriate DTC procedures; and

•                  the principal amount, if any, which remains subject to the repurchase notice.

We will be required to repurchase the notes on the designated event repurchase date.  A holder of notes that has exercised the repurchase right will receive payment of the designated event repurchase price promptly following the later of the designated event repurchase date or the time of book-entry transfer or the delivery of such holder’s notes.  If the paying agent holds money or securities sufficient to pay the designated event repurchase price of the notes on the business day following the designated event repurchase date, then:

•                  the notes will cease to be outstanding and interest will cease to accrue, whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent; and

•                  all other rights of the holder will terminate other than the right to receive the designated event repurchase price and previously accrued and unpaid interest and special interest, if any, upon delivery or transfer of the notes.

The repurchase rights of the holders could discourage a potential acquirer of us.  The designated event repurchase price and designated event repurchase features, however, are not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

If a designated event were to occur, we may not have the financial resources or be able to arrange for financing to pay such principal amount in connection with the tender of notes for repurchase.  While we do not currently have any debt or other agreements that would restrict our ability to pay the principal amount of the notes in cash, we may enter into such an agreement in the future which may limit or prohibit our ability to make any such payment.  See “Risk Factors — Risks Related to an Investment in the Notes — We may be unable to repurchase notes upon the occurance of a designated event or to make payments due upon conversion.” If we fail to repurchase the notes when required following a designated event, we will be in default under the indenture.  In addition, we may in the future incur other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

Consolidation, Merger and Sale of Assets

The indenture provides that we will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person, if not the Company, is a person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such entity, if not the Company, expressly assumes by supplemental indenture all of our obligations under the notes and the indenture; and (ii) immediately after giving effect to such transaction, no default has occurred and is continuing under the indenture.  Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, the Company under the indenture.

Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a designated event (as defined above) permitting each holder to require us to repurchase the notes of such holder as described above.

Events of Default

An Event of Default is defined in the indenture as:

(1)           default in any payment of interest or special interest on any note when due and payable and the default continues for a period of 30 days;

(2)           default in the payment of principal of any note when due and payable at its stated maturity, upon required repurchase, upon declaration or otherwise;

(3)           failure by us to comply with our obligation to convert the notes into cash or a combination of cash and common stock, as applicable, upon exercise of a holder’s conversion right;

(4)           failure by us to comply with our obligations under “— Consolidation, Merger and Sale of Assets;”

(5)           failure by us to issue a designated event notice when due;

(6)           failure by us for 60 days after written notice from the trustee or the holders of at least 25%

in principal amount of the notes then outstanding has been received to comply with any of our other agreements contained in the notes or indenture;

(7)           default by us or any majority owned subsidiary in the payment of the principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced any debt for money borrowed in excess of $100.0 million in the aggregate of the Company and/or any subsidiary, whether such debt now exists or shall hereafter be created, which default results in such debt becoming or being declared due and payable, and such acceleration shall not have been rescinded or annulled within 30 days after written notice of such acceleration has been received by us or such subsidiary; or

(8)           certain events of bankruptcy, insolvency, or reorganization under bankruptcy or insolvency of the Company or any of our significant subsidiaries as defined in Rule 1-02 of Regulation S-X promulgated by the SEC as in effect on the original date of issuance of the notes (the “bankruptcy provisions”).

Subject to the provisions of the following paragraph, if an Event of Default occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes by notice to us and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest on all the notes to be due and payable.  Upon such a declaration, such principal and accrued and unpaid interest and special interest will be due and payable immediately.  However, upon an Event of Default arising out of the bankruptcy provisions, the aggregate principal amount and accrued and unpaid interest will be due and payable immediately.

Notwithstanding the foregoing, the indenture provides that, to the extent elected by us, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations in the indenture, which are described below under the caption “— Reports,” and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, will for the first 60 days after the occurrence of such an Event of Default consist exclusively of the right to receive special interest on the notes at an annual rate equal to 0.25% of the principal amount of the notes.  This special interest will be in addition to any special interest that may accrue as a result of a registration default as described below under the caption “Registration Rights” and will be payable in the same manner as special interest accruing as a result of a registration default.  The special interest will accrue on all outstanding notes from and including the date on which an Event of Default relating to a failure to comply with the reporting obligations in the indenture first occurs to but not including the 60th day thereafter (or such earlier date on which the Event of Default relating to the reporting obligations shall have been cured or waived).  On such 60th day (or earlier, if the Event of Default relating to the reporting obligations is cured or waived prior to such 60th day), such special interest will cease to accrue and, if the Event of Default relating to reporting obligations has not been cured or waived prior to such 60th day, the notes will be subject to acceleration as provided above.  The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other Event of Default and will have no effect on the rights of holders of notes under the registration rights agreement; provided, however, that in no event will the rate of special interest accruing pursuant to the provisions of the indenture described in this paragraph and the registration rights agreement at any time exceed 0.50% per annum in the aggregate.  In the event we do not elect to pay special interest upon an Event of Default in accordance with this paragraph, the notes will be subject to acceleration as provided above.

If we elect to pay special interest as the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations in the indenture, which are described below under “— Reports,” and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act in accordance with the immediately preceding paragraph, we will notify all holders of notes and the trustee and paying agent of such election on or before the close of business on the date on which such Event of Default first occurs.

The holders of a majority in principal amount of the outstanding notes may waive all past defaults except with respect to nonpayment of principal or interest or special interest.  The holders of a majority in principal amount of the outstanding notes may also rescind any such acceleration with respect to the notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

Subject to the provisions of the indenture relating to the duties of the trustee, if an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense.  Except to enforce the right to receive payment of principal or interest when due, no holder may pursue any remedy with respect to the indenture or the notes unless:

(1)           such holder has previously given the trustee notice that an Event of Default is continuing;

(2)           holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;

(3)           such holders have offered the trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4)           the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)           the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee.  The indenture provides that in the event an Event of Default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs.  The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability.  Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The indenture provides that if a default occurs and is continuing and is known to the trustee, the trustee must mail to each holder of notes notice of the default within 90 days after it occurs.  Except in the case of a default in the payment of principal of or interest on any note, the trustee may withhold notice if and so long as a committee of trust officers of the trustee in good faith determines that withholding notice is in the interests of the holders.  In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year.  We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events that would constitute a default, the status of those events and what action we are taking or propose to take in respect thereof.

Optional Redemption by the Company

The notes may not be redeemed prior to maturity.

Modification and Amendment

Subject to certain exceptions, the indenture or the notes may be amended with the consent of the holders of at least a majority in principal amount of the notes then outstanding, including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes, and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes.  However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

(1)           reduce the amount of notes whose holders must consent to an amendment;

(2)           reduce the rate, or extend the stated time for payment, of interest on any note;

(3)           reduce the principal, or extend the stated maturity, of any note;

(4)           make any change that adversely affects the conversion rights of any notes;

(5)           reduce the designated event repurchase price or fundamental change repurchase price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(6)           change the place or currency of payment of principal or interest in respect of any note;

(7)           impair the right of any holder to receive payment of principal of and interest on such holder’s notes on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such holder’s notes; or

(8)           make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.

Without the consent of any holder, we and the trustee may amend the indenture to:

(1)           cure any ambiguity, omission, defect or inconsistency;

(2)           provide for the assumption by a successor corporation, partnership, trust or limited liability company of our obligations under the indenture;

(3)           provide for uncertificated notes in addition to or in place of certificated notes, provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended, or the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code;

(4)           add guarantees with respect to the notes;

(5)           secure the notes;

(6)           add to our covenants for the benefit of the holders or surrender any right or power conferred upon us;

(7)           provide for the conversion of notes in accordance with the terms of the indenture;

(8)           make any change that does not adversely affect the rights of any holder in any material respect;

(9)           eliminate our option to elect to pay cash to holders of notes surrendered for conversion in lieu of all or a portion of the deliverable shares issuable upon conversion of notes as described in “— Payment upon Conversion;” or

(10)         comply with any requirement of the Securities and Exchange Commission in connection with the qualification of the indenture under the Trust Indenture Act.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment.  It is sufficient if such consent approves the substance of the proposed amendment.  After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment.  However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at stated maturity, or any repurchase date, or upon conversion or otherwise, cash and shares of common stock, if applicable, sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us.  Such discharge is subject to terms contained in the indenture.

Calculations in Respect of Notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the notes.  These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, accrued interest payable on the notes and the conversion rate of the notes.  We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes.  We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification.  The trustee will forward our calculations to any holder of notes upon the request of that holder.

Form, Denomination and Registration

The notes are:

•                  in fully registered form;

•                  without interest coupons; and

•                  in denominations of $1,000 principal amount and multiples of $1,000.

Reports

The indenture provides that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the trustee within 30 days after the same is required to be filed with the SEC.

In addition, we agree that, if at any time we are not required to file with the SEC the reports required by the preceding paragraphs, we will furnish to the holders of notes or any shares of our common stock issued upon conversion thereof which continue to be “restricted securities” (as defined in the indenture) and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Registration Rights

We entered into a registration rights agreement, dated as of November 17, 2006, with the initial purchasers, pursuant to which we filed the shelf registration statement of which this prospectus is part.  In the registration rights agreement we agreed, for the benefit of the holders of notes and the shares into which notes are convertible (which we refer to collectively as the “registrable securities”), that we would, at our expense, use all commercially reasonable efforts to keep effective a shelf registration statement until the earliest of (1) the sale of all outstanding registrable securities registered under the shelf registration statement; (2) the expiration of the period referred to in Rule 144(k) of the Securities Act with respect to registrable securities held by non-affiliates of the Company; and (3) two years after the effective date of the shelf registration statement.

Under the registration rights agreement, we are permitted to suspend use of the prospectus that is part of the effective shelf registration statement, including this prospectus, after such registration statement is originally declared effective by the SEC in connection with the sale of registrable securities during prescribed periods of time for reasons relating to pending corporate developments, public filings with the SEC and other events.  The periods during which we can suspend the use of the prospectus may not, however, exceed a total of 90 consecutive days or a total of 120 days in any 12-month period.

If a holder of notes elects to convert its notes prior to the earliest of (1) the sale of all outstanding registrable securities registered under the shelf registration statement, (2) the expiration of the period referred to in Rule 144(k) of the Securities Act with respect to the notes held by our non-affiliates and (3) two years after the effective date of the shelf registration statement, and during a period when the shelf registration statement has ceased to be (or has not yet become) effective (or we otherwise prevent or restrict holders of registrable securities from making sales under the registration statement), such holder may receive unregistered shares of our common stock.

The registration rights agreement provides that additional interest, or the special interest, will accrue following the occurrence and during the continuation of a registration default.  This special interest will be in addition to any special interest that may accrue during the continuance of an Event of Default relating to the reporting obligations under the indenture.  Special interest will accrue on any notes which are then restricted securities, from and including the day following the registration default to but excluding the day on which the registration default has been cured.  Special interest will be paid semi-annually in arrears, with the first semi-annual payment due on the first interest payment date following the date on which the special interest began to accrue on any notes.  In no event will special interest accrue on our common stock.  Special interest will accrue on the notes at a rate equal to 0.25% of the principal amount per annum.

Special interest will accrue on any notes if:

•                  the shelf registration statement ceases to be effective, or we otherwise prevent or restrict holders of registrable securities from making sales under the shelf registration statement, for more than 90 consecutive days; or

•                  the shelf registration statement ceases to be effective, or we otherwise prevent or restrict holders of registrable securities from making sales under the shelf registration statement, for more than 120 days, whether or not consecutive, during any 12-month period.

In either event, special interest will accrue on any notes, which are (i) then restricted securities and (ii) are held by a selling securityholder that has completed and signed an election and questionnaire and delivered it to us, at a rate of 0.25% per annum from the 91st such consecutive day or the 121st day of the 12-month period, as applicable, until the earlier of the following:

•                  the time the shelf registration statement again becomes effective or the holders of registrable securities are again able to make sales under the shelf registration statement, depending on which event triggered the special interest; or

•                  the earliest of (1) the sale of all outstanding registrable securities registered under the shelf registration statement; (2) the expiration of the period referred to in Rule 144(k) of the Securities Act with respect to the registrable securities held by non-affiliates of the Company; and (3) two years from the date the shelf registration statement was declared effective.

Notwithstanding the foregoing, in no event will the rate of special interest accruing pursuant to the indenture as a result of an Event of Default relating to the reporting obligations under the indenture and the provisions of the registration rights agreement exceed 0.50% per annum in the aggregate.

We agreed in the registration rights agreement to use all commercially reasonable efforts to cause the shares of our common stock issuable upon conversion of the notes to be listed on the NYSE.  However, if our common stock is not then listed on the NYSE, we may use commercially reasonable efforts to cause the shares of our common stock issuable upon conversion of the notes to be quoted or listed on whichever market or exchange the common  stock is then primarily traded.

This summary of certain provisions of the registration rights agreement is not complete and is subject to, and qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which will be made available to beneficial owners of the notes upon request to us.

Global Notes, Book-Entry Form

The notes were issued in the form of global securities held in book-entry form.  DTC or its nominee is the sole registered holder of the notes for all purposes under the indenture.  Beneficial owners of the notes represented by the global securities hold their interests pursuant to the procedures and practices of DTC.  As a result, except as set forth below, beneficial interests in any such securities are shown on, and transfers are effected only through, records maintained by DTC and its direct and indirect participants.  The laws of some states require that some persons take physical delivery of securities in definitive form.  As a result, the ability to transfer beneficial interests in the global notes to such persons may be limited.

Holders who are not participants may beneficially own interests in a global note held by DTC only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly, who we refer to as indirect participants.  So long as Cede & Co., as the nominee of DTC, is the registered owner of a global note, Cede & Co. for all purposes will be considered the sole holder of such global note.  Except as provided below, owners of beneficial interests in a global note will:

•                  not be entitled to have certificates registered in their names;

•                  not receive physical delivery of certificates in definitive registered form; and

•                  not be considered holders of the global note.

We will pay interest on the repurchase price of a global note to Cede & Co., as the registered owner of the global note, by wire transfer of immediately available funds on each interest payment date, repurchase date or designated event repurchase date, as the case may be.  Neither we, the trustee nor any paying agent will be responsible or liable:

•                  for the records relating to, or payments made on account of, beneficial ownership interests in a global note; or

•                  for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We have been informed that DTC’s practice is to credit participants’ accounts upon receipt of funds on that payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount represented by a global note as shown in the records of DTC.  Payments by participants to owners of beneficial interests in the principal amount represented by a global note held through participants will be the responsibility of the participants, as is now the case with securities held for the accounts of customers registered in “street name.”

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the principal amount represented by the global note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing its interest.

Neither we, the trustee, registrar, paying agent nor conversion agent have or will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.  DTC has advised us that it will take any action permitted to be taken by a holder of notes, including the presentation of notes for exchange, only at the direction of one or more participants to whose account with DTC interests in the global note are credited, and only in respect of the principal amount of the notes represented by the global note as to which the participant or participants has or have given such direction.

DTC has advised us that it is:

•                  a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

•                  a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•                  a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants.  Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations.  Some of the participants or their representatives, together with other entities, own DTC.  Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

DTC has agreed to the foregoing procedures to facilitate transfers of interests in a global note among participants.  However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time.  If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue notes in certificated form in exchange for global notes.  In addition, the owner of a beneficial interest in a global note will be entitled to receive a note in certificated form in exchange for such interest if an event of default has occurred and is continuing.

Information Concerning the Trustee; Reports by the Company

We have appointed Wells Fargo Bank, National Association as the trustee under the indenture, as paying agent, conversion agent, note registrar and custodian for the notes.  The trustee or its affiliates may provide banking and other services to us in the ordinary course of their business.

The indenture contains limitations on the rights of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims in some cases or to realize on some property received on any claim as security or otherwise.  The trustee and its affiliates are permitted to engage in other transactions with us.  However, if the trustee or any affiliate continues to have any conflicting interest and a default occurs with respect to the notes, the trustee must eliminate such conflict or resign.

In the indenture, we agreed to file with the trustee and transmit to holders of the notes such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the time and in the manner required by such Act.

Governing Law

The notes and the indenture are governed by, and construed in accordance with, the laws of the State of New York.

PURCHASE OF CONVERTIBLE NOTE HEDGES AND SALE OF WARRANTS

Concurrently with the pricing of the notes, we entered into convertible note hedge transactions with respect to our common stock, which we refer to as the purchased options with certain of the initial purchasers or their affiliates and other financial institutions (the “dealers”). The purchased options cover, subject to customary anti-dilution adjustments, approximately 214.6 million shares of our common stock. Separately and concurrently with the pricing of the notes, we entered into warrant transactions whereby we sold to the dealers warrants to acquire, subject to customary anti-dilution adjustments, approximately 214.6 million shares of our common stock, which we refer to as the sold warrants. The purchased options and sold warrants are summarized below. The sold warrants expire after the purchased options.

The purchased options and sold warrants are separate transactions, entered into by us with the dealers, are not part of the terms of the notes and will not affect the holders’ rights under the notes. As a holder of the notes, you will not have any rights with respect to the purchased options or the sold warrants.

The purchased options are expected to reduce the potential dilution upon conversion of the notes in the event that the market value per share of our common stock, as measured under the purchased options, at the time of exercise is greater than the strike price of the purchased options, which corresponds to the initial conversion price of the notes and is similarly subject to certain customary adjustments, if we net-share settle the purchased options. If, however, the volume-weighted average price per share of our common stock exceeds the strike price of the sold warrants when the sold warrants are exercised, we will be required to issue shares of our common stock to the dealers, and those issuances will have a dilutive effect on our earnings per share.

If the market value per share of our common stock at the time of any exercise under the purchased options is above the strike price of the purchased options, and if we net-share settle the purchased options, the purchased options entitle us to receive from the dealers net shares of our common stock based on the excess of the then current volume-weighted average price of our common stock over the strike price of the purchased options. Additionally, if the volume-weighted average price of our common stock at the time of exercise under any sold warrants exceeds the strike price of the sold warrants, we will owe the dealers net shares of our common stock in an amount based on the excess of the then current volume-weighted average price of our common stock over the strike price of the sold warrants.

For a discussion of the impact of any market or other activity by the option counterparties in connection with the purchased options and sold warrants, see “Plan of Distribution” and “Risk Factors — Risks Relating to an Investment in the Notes — The convertible note hedge transactions and the warrant transactions may affect the value of the notes and our common stock.”

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for each of the last five years and for the nine months ended September 30, 2006:

	Year Ended December 31,										Nine Months Ended September 30,
	2001		2002		2003		2004		2005		2006

Ratio of earnings to fixed charges(1)	—	(2)	—	(2)	9.07	x	16.98	x	22.52	x	18.01	x

(1)                                  For purposes of computing our consolidated ratio of earnings to fixed charges, earnings consist of income before taxes plus fixed charges.  Fixed charges consist of interest expense and an estimate of the interest within rental expense.

(2)                                  For the years ended December 31, 2001 and 2002, we had earnings-to-fixed charges coverage deficiencies of approximately $577.0 million and $296.5 million, respectively.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain United States federal income tax considerations of the ownership, sale, conversion, or other disposition of the notes by a holder of the notes and of the ownership and disposition of any common stock received upon a conversion of the notes.  This summary is based upon existing United States federal income tax law, which is subject to change or differing interpretations, possibly with retroactive effect.  This summary does not discuss all aspects of United States federal income taxation which may be important to particular investors in light of their individual circumstances, such as investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations, and Non-U.S. Holders (as defined below)) or to persons that will hold the notes as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, partnerships or their partners, or U.S. Holders (as defined below) that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ materially from those summarized below.  In addition, this summary does not discuss any foreign, state, or local tax considerations.  This summary is written for investors that will hold their notes as “capital assets” under the Internal Revenue Code of 1986, as amended, or the Code.  Each prospective investor is urged to consult its tax advisor regarding the United States federal, state, local, and foreign income and other tax consequences of the ownership, sale, conversion or other disposition of the notes and the ownership and disposition of the common stock received upon a conversion of the notes.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of a note that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created in or organized under the law of the United States or any state or political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust, or (B) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.  A beneficial owner of a note that is not a U.S. Holder is referred to herein as a “Non-U.S. Holder.” If a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of notes or common stock, the treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership.  A holder of notes or common stock that is a partnership and partners in such a partnership are urged to consult their tax advisors about the United States federal income tax consequences of holding and disposing of notes or common stock received upon a conversion of notes.

U.S. Holders

Interest Income

Payments of interest on the notes generally will be taxable to a holder as ordinary interest income (in accordance with the holder’s regular method of tax accounting) at the time such payments are accrued or received.

Notes Purchased at a Discount

Subject to a de minimis amount exception, a U.S. Holder that purchases a note for an amount that is less than the stated principal amount of the note will have market discount with respect to the note in the amount of the difference.  Such holder is required to treat any principal payments on, or any gain realized on the disposition or retirement of such note, as interest income to the extent of the market discount that accrued while such holder held the note, unless the holder elects to include the market discount in income on a current basis as described below.  In general, market discount will be treated as accruing on a straight-line basis over the remaining term of the note at the time of acquisition, or, at the election of the holder, under a constant yield method. If a holder disposes of a note with more than a de minimis amount of market discount in a nontaxable transaction (other than certain transactions described in Section 1276(c) and (d) of the Code, such as conversion or repurchase of the notes for common stock) in exchange for property whose adjusted basis is determined by reference to the adjusted basis of the note, such holder must include all market discount in income as if such holder had sold the note at its fair market value.  Upon conversion or repurchase with our common stock of the notes with market discount that has not been previously included in income, a ratable portion of such market discount will be allocable to each share of common stock. The amount of market discount allocable to such common stock may be taxable as ordinary interest income upon a sale or other disposition of such common stock.  If a holder acquires a note at a market discount and does not make the accrual method election described below, such holder may be required to defer the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the note until the deferred income is realized.

A holder that purchases a note with market discount may elect to include market discount in gross income currently as it accrues, on either a straight-line basis or a constant-yield basis. The holder’s tax basis in the note will be increased by any amount included in income as a result of this election. This election applies to all market discount obligations acquired during or after the taxable year to which the election applies, and may be revoked only with the consent of the Internal Revenue Service.  If this election is made, the rules described above treating certain payments and gain as interest income and requiring deferral of certain interest deductions will not apply.  Holders should consult their own tax advisors before making this election.

Notes Purchased at a Premium

A U.S. Holder that purchases a note for an amount in excess of the stated principal amount of the note may have bond premium with respect to the note. For this purpose, the purchase price allocable to the notes is deemed to be the total purchase price reduced by an amount equal to the value of the value of the right to convert the note into common stock.  In general, amortizable bond premium with respect to any note will be equal in amount to the excess, if any, of the tax basis reduced by an amount equal to the value of the right to convert the note into common stock over the stated principal amount at maturity of the note. The holder may elect to amortize any such bond premium, using a constant yield method, over the remaining term of the note. A holder may generally use the amortizable bond premium allocable to an accrual period to offset stated interest required to be included in such holder’s income with respect to the note in that accrual period. A holder who elects to amortize bond premium must reduce its tax basis in the note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the holder and may be revoked only with the consent of the Internal Revenue Service.

If a holder does not make this election, such holder must include the full amount of each interest payment in income as described in “–Interest Income” above. However, the amount of premium will be included in the holder’s tax basis in the note and will therefore decrease the gain or increase the loss recognized by the holder upon the sale or other disposition or retirement of the note.

Sale or Other Disposition of the Notes

Except as set forth above under “Notes Purchased at a Discount,” upon a sale or other taxable disposition of notes, including an exchange with a designated financial institution in lieu of a conversion, as described in “Description of the Notes — Exchange in Lieu of Conversion” (collectively, a “disposition”), a holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized on the disposition, other than amounts attributable to accrued but unpaid interest not previously included in income (which will be taxable as ordinary interest income), and the holder’s adjusted tax basis in such notes.  A holder’s tax basis in a note generally will be equal to the cost of the note to such holder increased by the amount of market discount, if any, included in income by the holder and reduced by the amount of bond premium, if any, utilized to offset interest on the note.  Any such capital gain or loss generally will be long-term capital gain or loss if the holder’s holding period for the notes is more than one year at the time of disposition.  The utilization of capital losses is subject to certain limitations.

Conversion of the Notes into Common Stock and/or Cash

If a holder receives cash and common stock upon a conversion of the notes (excluding an exchange with a designated financial institution in lieu of a conversion, as described in “Description of the Notes — Exchange in Lieu of Conversion”), the conversion should be treated as a recapitalization and therefore, the holder will not recognize any loss upon the conversion but will recognize gain on the conversion in an amount equal to the lesser of (i) the excess, if any, of the amount of cash and fair market value of the common stock received (other than amounts attributable to accrued interest, which will be treated as such, and cash in lieu of a fractional share) over the holder’s adjusted tax basis in the notes surrendered (excluding the portion of the tax basis that is allocable to any fractional share) or (ii) the amount of cash received (other than cash received in lieu of a fractional share or cash attributable to accrued interest).  Accordingly, a holder’s tax basis in the common stock received in such a conversion (other than common stock attributable to accrued interest, the tax basis of which would equal the amount of accrued interest with respect to which the common stock was received) will be the same as the holder’s adjusted tax basis in the notes surrendered (excluding the portion of the tax basis that is allocable to any fractional share), increased by the amount of gain recognized (other than with respect to a fractional share) and decreased by the amount of cash received (other than with respect to a fractional share), and a holder’s holding period for such common stock will include the holder’s holding period for the notes that were converted, except that the holding period of any common stock received with respect to accrued interest would commence on the day after the date of receipt.  The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share would be equal to the difference between the amount of cash a U.S. Holder would receive in respect of the fractional share and the portion of the U.S. Holder’s tax basis in the note that is allocable to the fractional share.  Any gain or loss recognized on conversion generally would be capital gain or loss and would be long-term capital gain or loss if, at the time of the conversion, the note has been held for more than one year.  U.S. Holders should consult their tax advisors regarding the proper treatment of a conversion.  If a holder receives only cash in respect of any notes surrendered for conversion, such holder generally will be treated as having disposed of such notes and will recognize gain or loss on such disposition as described above under “U.S. Holders — Sale or Other Disposition of the Notes.”

Constructive Dividends

The conversion rate of the notes will be adjusted in certain circumstances.  Under section 305(c) of the Code, adjustments (or the absence of adjustments) that have the effect of increasing a holder’s proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution.  If at any time we make a distribution of property to our stockholders that would be taxable to the stockholders as a dividend for United States federal income tax purposes and, in accordance with the anti-dilution provisions of the notes, the conversion rate of the notes is increased, such increase may be deemed to be the payment of a taxable dividend to U.S. Holders of the notes.  For example, an increase in the conversion rate in the event of our distribution of our debt instruments or our assets generally will result in deemed dividend treatment to U.S. Holders of the notes, but an increase in the event of stock dividends or the distribution of rights to subscribe for our common stock generally will not.  Holders are urged to consult their tax advisors concerning the tax treatment of such constructive dividends.

Dividend on Common Stock

If we make cash distributions on our common stock, the distributions generally will be treated as dividends to a U.S. Holder of our common stock to the extent of our current and accumulated earnings and profits as determined under United States federal income tax principles at the end of the tax year of the distribution, then as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in the common stock, and thereafter as gain from the sale or exchange of that stock.  Eligible dividends received by a non-corporate U.S. Holder in tax years beginning on or before December 31, 2010, will be subject to tax at the special reduced rate generally applicable to long-term capital gain.  A U.S. Holder will generally be eligible for this reduced rate only if the U.S. Holder has held our common stock for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date.  Corporate holders generally will be entitled to claim the dividends received deduction with respect to dividends paid on our common stock, subject to applicable restrictions.

Disposition of Common Stock

Except as set forth above under “Notes Purchased at a Discount,” upon the sale or other disposition of our common stock received upon conversion of a note, a U.S. Holder will generally recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale or other disposition and (ii) the U.S. Holder’s adjusted tax basis in our common stock.  That capital gain or loss will be long-term if the U.S. Holder’s holding period in respect of such common stock is more than one year.  Long term capital gain is eligible for reduced rates of taxation.  The deductibility of capital loss is subject to limitations.

Non-U.S. Holders

Notes

All payments of stated interest and principal on the notes made to a Non-U.S. Holder, including a payment in our common stock pursuant to a conversion, and any gain realized on a sale or exchange of the notes, will be exempt from United States income and withholding tax, provided that: (i) such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) such Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership, (iii) such Non-U.S. Holder is not a bank receiving certain types of interest, (iv) the beneficial owner of the notes certifies, under penalties of perjury, to us or our paying agent on Internal Revenue Service Form W-8BEN (or appropriate substitute form) that it is not a United States person and provides its name, address and certain other required information or certain other certification requirements are satisfied, (v) such payments and gain are not effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States, and (vi) we have not been a U.S. real property holding corporation, as defined in the Code, at any time within the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, whichever is shorter.  We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation.

If a Non-U.S. Holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% United States federal withholding tax, unless such Non-U.S. Holder provides us with a properly executed (1) Internal Revenue Service Form W-8BEN (or appropriate substitute form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) Internal Revenue Service Form W-8ECI (or appropriate substitute form) stating that interest paid or accrued on the notes is not subject to withholding tax because it is effectively connected with Non-U.S. Holder’s conduct of a trade or business in the United States.

If a Non-U.S. Holder of a note were deemed to have received a constructive dividend (see “U.S. Holders — Constructive Dividends” above), however, the Non-U.S. Holder would generally be subject to United States withholding tax at a 30% rate on the amount of such dividend, thereby potentially reducing the amounts payable to it, subject to reduction (i) by an applicable treaty if the Non-U.S. Holder provides an Internal Revenue Service Form W-8BEN (or appropriate substitute form) certifying that it is entitled to such treaty benefits or (ii) upon the receipt of an Internal Revenue Service Form W-8ECI (or appropriate substitute form) from a Non-US. Holder claiming that the constructive dividend on the notes is effectively connected with the conduct of a United States trade or business.

Common Stock

Dividends paid to a Non-U.S. Holder of common stock will generally be subject to withholding tax at a 30% rate subject to reduction (a) by an applicable treaty if the Non-U.S. Holder provides an Internal Revenue Service Form W-8BEN (or appropriate substitute form) certifying that it is entitled to such treaty benefits or (b) upon the receipt of an Internal Revenue Service Form W-8ECI (or appropriate substitute form) from a Non-U.S. Holder claiming that the payments are effectively connected with the conduct of a United States trade or business.

A Non-U.S. Holder will generally not be subject to United States federal income tax on gain realized on the sale or exchange of the common stock received upon a conversion of notes unless (a) the gain is effectively connected with the conduct of a United States trade or business of the Non-U.S. Holder, (b) in the case of a Non-U.S. Holder who is a nonresident alien individual, the individual is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, or (c) we will have been a U.S. real property holding corporation at any time within the shorter of the five-year period preceding such sale or exchange and the Non-U.S. Holder’s holding period in the common stock.  We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation.

Income Effectively Connected with a United States Trade or Business

If a Non-U.S. Holder of notes or our common stock is engaged in a trade or business in the United States, and if interest on the notes, dividends on our common stock, or gain realized on the sale, exchange, conversion, or other disposition of the notes and gain realized on the sale or exchange of our common stock is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding tax in the manner discussed in the preceding paragraphs, will generally be subject to regular United States federal income tax on such interest, dividends or gain in the same manner as if it were a U.S. Holder.  In addition, if such a Non-U.S. Holder is a foreign corporation, such holder may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Information Reporting and Backup Withholding

Payments of interest or dividends made by us on, or the proceeds from the sale or other disposition of, the notes or shares of common stock may be subject to information reporting and United States federal backup withholding tax at the rate then in effect if the recipient of such payment fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable United States information reporting or certification requirements.  Any amount withheld under the backup withholding rules is allowable as a credit against the holder’s United States federal income tax, provided that the required information is furnished timely to the Internal Revenue Service.

SELLING SECURITYHOLDERS

The notes were originally issued by us and sold by Goldman, Sachs & Co., Lehman Brothers Inc., Citigroup Global Markets Inc., Bear, Stearns & Co. Inc., Credit Suisse Securities (USA) LLC., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and UBS Securities LLC (collectively, the “initial purchasers”) in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed by the initial purchasers to be “qualified institutional buyers,” as defined by Rule 144A under the Securities Act.

The selling securityholders may from time to time offer and sell pursuant to this prospectus any or all of the notes listed below and any and all of the shares of common stock issuable upon conversion of such notes.  When we refer to the “selling securityholders” in this prospectus, we mean those persons listed in the table below or in any prospectus supplement, as well as the pledges, donees, assignees, transferees, successors and others who later hold any of the selling securityholders’ interests.

The table below sets forth, the name of each selling securityholder, the principal amount at maturity of each series of notes beneficially owned by such selling securityholder that may be offered pursuant to this prospectus, the number of shares of our common stock beneficially owned by such stockholders and the number of shares of common stock into which notes beneficially owned by such stockholders are initially convertible that may be offered pursuant to this prospectus.  In the below table, the number of shares of our common stock that may be offered pursuant to this prospectus is calculated based on the current conversion rate of 62.1978 shares of common stock per $1,000 principal amount of notes.  The number of shares of common stock into which the notes are convertible is subject to adjustment under certain circumstances. Accordingly, the number of shares of common stock issuable upon conversion of the notes and beneficially owned and offered by selling securityholders pursuant to this prospectus may increase or decrease from that set forth in the below table.

The information set forth below is based on information provided by or on behalf of the selling securityholders prior to the date hereof.  Information concerning the selling securityholders may change from time to time.  The selling securityholders may from time to time offer and sell any or all of the securities under this prospectus.  Because the selling securityholders are not obligated to sell the notes or any shares of common stock issuable upon conversion of the notes, we cannot estimate the amount of the notes or how many shares of common stock that the selling securityholders will hold upon consummation of any such sales.  In addition, since the date on which a selling securityholder provided this information to us, such selling securityholder may have sold, transferred or otherwise disposed of all or a portion of its notes or common shares issuable upon conversion of its notes.

Unless described below, based upon information provided by the selling securityholders prior to the date hereof, none of the selling securityholders beneficially owns in excess of 1% of our outstanding common stock.

	Principal amount of 2011 notes beneficially	Principal amount of 2013 notes beneficially	Number of Shares of Common Stock
Name	owned and offered hereby	owned and offered hereby	Beneficially Owned (1)(2)	Offered Hereby (1)
ACE Tempest Reinsurance Ltd. (5)	2,130,000	—	132,481	132,481
ACIG Insurance Company (6)	670,000	—	41,673	41,673
Alcon Laboratories (7)	487,000	—	30,290	30,290
Alexandra Global Master Fund Ltd. (8)	15,000,000	—	932,967	932,967
Allstate Insurance Company (4)(9)	—	22,000,000	2,018,897	1,368,352
Allstate Life Insurance Company (4)(9)	—	11,000,000	1,334,721	684,176
Altma Fund Sicav Plc in respect of Trinity Sub-Fund (10)	4,400,000	—	273,670	273,670
AM International E MAC 63 Ltd (10)	11,200,000	—	696,615	696,615
AM Master Fund I, LP (10).	14,000,000	—	870,769	870,769
American Investors Life Insurance Company (4)(11)	500,000	1,000,000	93,297	93,297
Amerisure (Michigan Mutual) Mutual Insurance Company (6)	3,400,000	—	211,473	211,473
Amerisure Mutual Insurance Company (12)	—	2,095,000	130,304	130,304
AmerUS Life Insurance Company (4)(11)	600,000	2,700,000	205,253	205,253
Anthem Insurance Company, Inc. (6)	6,840,000	—	425,433	425,433
Arctos Partners Inc. (4)(13)	2,000,000	2,000,000	248,791	248,791
Aristeia International Limited (14)	19,323,000	55,822,000	4,673,854	4,673,854
Aristeia Partners LP (14)	3,177,000	9,178,000	768,454	768,454
Arkansas PERS (15)	2,030,000	2,010,000	251,279	251,279
Arkansas Teacher Retirement (12)	4,725,000	—	293,885	293,885
Arlington County Employee Retirement System (7)	699,000	—	43,476	43,476
Attorney’s Title Insurance Fund (15)	270,000	365,000	39,496	39,496
Aviva Life Insurance Co. (16)	2,830,000	—	176,020	176,020
Bankers Life Insurance Company of New York (4)(11)	—	300,000	18,659	18,659
Bancroft Fund Ltd. (17)	500,000	500,000	62,198	62,198
Baptist Health of South Florida (12)	1,110,000	—	69,040	69,040
Basso Fund Ltd. (18)	575,000	—	35,764	35,764
Basso Holdings Ltd. (18)	8,395,000	—	522,151	522,151
Basso Multi-Strategy Holding Fund Ltd. (18)	1,840,000	—	114,444	114,444
Bear Stearns International Limited (4)(19)	10,000,000	10,000,000	1,243,956	1,243,956
B.C. McCabe Foundation (20)	125,000	—	7,775	7,775
Black Diamond Convertible Offshore LDC (21)	—	4,000,000	248,791	248,791
Black Diamond Offshore Ltd. (21)	1,127,000	677,000	112,205	112,205
Blue Cross Blue Shield of Louisiana (6)	1,060,000	—	65,930	65,930
Boilermakers Blacksmith Pension Trust (15)	2,185,000	2,190,000	272,115	272,115
British Virgin Islands Social Security Board (7)	161,000	—	10,014	10,014
Calamos Market Neutral Income Fund - Calamos Investment Trust (22)	20,000,000	—	1,243,956	1,243,956
Canadian Imperial Holdings Inc. (4)(23)	—	80,000,000	4,975,824	4,975,824
Canyon Capital Arbitrage Master Fund, Ltd. (4)	3,400,000	6,800,000	634,418	634,418
Canyon Value Realization Fund, L.P. (4)	1,800,000	3,600,000	335,868	335,868
Canyon Value Realization MAC 18 Ltd. (4)	200,000	400,000	37,319	37,319
Caisse de dépôt et placement du Québec	500,000	3,500,000	248,791	248,791
Castle Convertible Fund, Inc. (4)	500,000	—	31,099	31,099

	Principal amount of 2011 notes beneficially	Principal amount of 2013 notes beneficially	Number of Shares of Common Stock
Name	owned and offered hereby	owned and offered hereby	Beneficially Owned (1)(2)	Offered Hereby (1)
Catholic Mutual Relief Society of America (6)	230,000	—	14,305	14,305
Catholic Mutual Relief Society Retirement Plan and Trust (6)	125,000	—	7,775	7,775
Catholic Relief Insurance Company of America (6)	370,000	—	23,013	23,013
CC Arbitrage, Ltd. (4)(24)	2,000,000	5,000,000	435,385	435,385
CGNU Life Fund (16)	1,400,000	1,400,000	174,154	174,154
Cheyne Fund LP	10,555,000	6,326,000	1,049,961	1,049,961
Cheyne Leverage Fund LP	9,520,000	5,699,000	946,588	946,588
Chrysler Corporation Master Retirement Trust (5)	9,525,000	—	592,434	592,434
CIP Limited	125,000	175,000	18,659	18,659
Citadel Equity Fund, Ltd (4)(25)	30,000,000	120,000,000	9,329,670	9,329,670
Citigroup Global Markets Inc. (3)(26)	6,316,000	8,480,000	920,279	920,279
City of Shreveport (LA) Employees Retirement System (20)	125,000	—	7,775	7,775
City University of New York (7)	140,000	—	8,708	8,708
CMH Strategies (27)	68,000	—	4,229	4,229
Columbia Convertible Securities Fund (28)	3,500,000	—	217,692	217,692
Commercial Union Life Fund (16)	1,600,000	1,600,000	199,033	199,033
Commissioners of the Land Office (20)	1,025,000	—	63,753	63,753
Continental Assurance Company on behalf of its separate account CE (4)	1,000,000	—	62,198	62,198
CQS Convertible and Quantitative Strategies Master Fund Limited (29)	20,000,000	160,000,000	8,707,692	8,707,692
CSA B Bond Convertible Global Restricted	2,900,000	—	180,374	180,374
CSA L Bond Convertible Global Restricted	7,500,000	—	466,484	466,484
DBAG London (4)(30)	124,210,000	162,700,040	17,845,173	17,845,173
Delaware Public Employees Retirement System (5)	5,370,000	—	334,002	334,002
DellaCamera Capital Master Fund, Ltd.	—	1,500,000	93,297	93,297
Delta Air Lines Master Trust (15)	455,000	465,000	57,222	57,222
Delta Air Lines Master Trust — CV (5)	1,640,000	—	102,004	102,004
Delta Pilots Disability & Survivorship Fund, Inc. (5)	1,155,000	—	71,838	71,838
Deutsche Bank Securities Inc. (3)(31)	—	4,500,000	279,890	279,890
Double Black Diamond Offshore LDC (21)	8,873,000	5,323,000	882,960	882,960
Dow Employees Pension Plan (6)	4,100,000	—	255,011	255,011
Ellsworth Fund Ltd. (17)	500,000	500,000	62,198	62,198
Employee’s Retirement of New Orleans Sewer / Water Board (6)	630,000	—	39,185	39,185
Engineers Joint Pension Fund (12)	385,000	—	23,946	23,946
Excellus Health Plan, Inc. (6)	5,500,000	—	342,088	342,088
F. SAP Global Convertible	200,000	—	12,440	12,440
Family Service Life Insurance Company (4)(32)	200,000	—	12,440	12,440
FB Assurance Fund World Convertible Bond	1,000,000	—	62,198	62,198
Federated Rural Electricity Insurance Exchange (6)	250,000	—	15,549	15,549
Five Sticks, LP (18)	690,000	—	42,916	42,916
Florida Fruit and Vegetable Association (7)	166,000	—	10,325	10,325
F.M. Kirby Foundation, Inc. (5)	1,660,000	—	103,248	103,248
FPL Group Employees Pension Plan (15)	1,045,000	1,050,000	130,304	130,304

	Principal amount of 2011 notes beneficially	Principal amount of 2013 notes beneficially	Number of Shares of Common Stock
Name	owned and offered hereby	owned and offered hereby	Beneficially Owned (1)(2)	Offered Hereby (1)
Focused Sicav-Convert Global (EUR) (4)	37,055,000	—	2,304,739	2,304,739
Fortis Banque Luxembourg Société Anonyme	20,000,000	—	1,243,956	1,243,956
Fortis Investment Convertible Arbitrage FD	17,000,000	—	1,057,363	1,057,363
FortisL Fund Bond Convertible World	22,900,000	—	1,424,330	1,424,330
Froley Revy Alternative Strategies (15)	750,000	—	46,648	46,648
General Motors (7)	950,000	—	59,088	59,088
Georgia Firefighters Pension Fund (20)	800,000	—	49,758	49,758
Georgia Municipal Employee Benefit System (7)	3,834,000	—	238,466	238,466
Goldman Sachs & Co. (3)(73)	8,537,000	—	61,301,199	530,983
Goldman Sachs & Co. Profit Sharing Master Trust (4)(33)	7,000	1,843,000	115,066	115,066
Grable Foundation (7)	122,000	—	7,588	7,588
Grace Convertible Arbitrage Fund, Ltd. (34)	7,000,000	—	435,385	435,385
Grady Hospital (7)	134,000	—	8,335	8,335
Guardian Life Insurance Company (4)(32)	12,000,000	—	746,374	746,374
Guardian Pension Trust (4)(32)	800,000	—	49,758	49,758
Health Plan of Michigan (6)	60,000	—	3,732	3,732
Henderson Global Equity Multi-Strategy Master Fund Limited (35)	4,070,000	—	253,145	253,145
Henderson North American Equity Multi-Strategy Master Fund (35)	1,020,000	—	63,442	63,442
Highbridge International LLC (36)	31,900,000	97,000,000	8,017,296	8,017,296
Janus Adviser High Yield Fund (4)(37)	15,000	—	933	933
Janus Capital Funds — US High Yield Fund (4)(37)	4,460,000	—	277,402	277,402
Janus High Yield Fund (4)(37)	2,525,000	—	157,049	157,049
IIU Convertible Arbitrage Fund Limited (27)	157,000	—	9,765	9,765
IIU Convertible Fund plc (27)	2,150,000	—	133,725	133,725
Independence Blue Cross Blue Shield (7)	1,124,000	—	69,910	69,910
Indiana Lumbermens Mutual Insurance Company (6)	680,000	—	42,295	42,295
Indianapolis Life Insurance Company (4)(11)	6,500,000	16,000,000	1,399,451	1,399,451
Inflective Convertible Opportunity Fund I, Limited (4)(11)	7,500,000	—	466,484	466,484
Inflective Convertible Opportunity Fund I, LP (4)(11)(38)	3,800,000	—	236,352	236,352
ING Equity Income Fund (3)(39)	3,959,000	—	246,241	246,241
Injured Workers Insurance Fund (20)	1,325,000	—	82,412	82,412
Innovest Finanzdienstle (12)	—	11,405,000	709,366	709,366
Institutional Benchmark Series — Ivan Segregated Account (4)(11)	2,600,000	—	161,714	161,714
Institutional Benchmark Series (Master Feeder) Limited in Respect of Electra Series c/o Quattro Fund (40)	2,100,000	700,000	174,154	174,154

	Principal amount of 2011 notes beneficially	Principal amount of 2013 notes beneficially	Number of Shares of Common Stock
Name	owned and offered hereby	owned and offered hereby	Beneficially Owned (1)(2)	Offered Hereby (1)
International Truck & Engine Corporation Retiree Health Benefit Trust (5)	555,000	—	34,520	34,520
International Truck & Corporation Non Contributory Retirement Plan Trust (41)	1,680,000	—	104,492	104,492
International Truck & Engine Corporation Retirement Plan for Salaried Employee’s Trust (41)	885,000	—	55,045	55,045
Kamunting Street Master Fund, Ltd. (42)	30,000,000	20,000,000	3,109,890	3,109,890
KBC Convertibles Mac28 Limited (4)(43)	—	3,500,000	217,692	217,692
KBC Diversified Fund, A Segregated Portfolio of KBC Diversified Fund, SPC (4)(43)	—	11,500,000	715,275	715,275
KBC Financial Products USA Inc. (3)(44)	7,000,000	8,000,000	932,967	932,967
KeySpan Foundation (20)	50,000	—	3,110	3,110
KeySpan Insurance Company (20)	175,000	—	10,885	10,885
Koch Industries Inc. Master Pension Trust (6)	900,000	—	55,978	55,978
LCM Active Income Fund	1,000,000	—	62,198	62,198
Linden Capital LP (45)	101,110,000	—	6,288,820	6,288,820
Lord Abbett Investment Trust - LA Convertible Fund (20)	3,875,000	—	241,016	241,016
Lydian Global Opportunities Master Fund Limited (46)	17,000,000	15,000,000	1,990,330	1,990,330
Lydian Overseas Partners Master Fund Limited (46)	68,000,000	60,000,000	7,961,318	7,961,318
Lyxor / AM Investment Fund Ltd. (10)	2,400,000	—	149,275	149,275
Lyxor / Inflective Convertible Opportunity Fund (4)(11)	3,900,000	—	242,571	242,571
Lyxor Quest Fund, Ltd. (47)	6,000,000	—	373,187	373,187
Mackay Shields LLC (4)(48)	41,087,000	—	2,555,521	2,555,521
MAG Mutual Insurance Company (6)	640,000	—	39,807	39,807
MedMarc Insurance Company (6)	700,000	—	43,538	43,538
Met Investor Series Trust — Bond Debenture (20)	825,000	—	51,313	51,313
Microsoft Capital Group, LP (5)	950,000	—	59,088	59,088
Midwest Medical Insurance Company (6)	510,000	—	31,721	31,721
Morgan Stanley Convertible Securities Trust (3)	1,750,000	—	108,846	108,846
Morgan Stanley Fundamental Value Fund (3)	415,000	—	25,812	25,812
Namic Insurance Company (6)	35,000	—	2,177	2,177
National Fuel & Gas Company Retirement Plan (20)	550,000	—	34,209	34,209
National Railroad Retirement Investment Trust (5)	5,935,000	—	369,144	369,144
NFS Dividend, Interest & Premium Strategy (12)	—	1,500,000	93,297	93,297
Nicholas Applegate Capital Management U.S. Convertible Fund (4)(12)	1,885,000	—	117,243	117,243
Norwich Union Life and Pensions (16)	3,600,000	3,600,000	447,824	447,824
Nuveen Preferred & Convertible Fund JQC (15)	8,710,000	8,610,000	1,077,266	1,077,266
Nuveen Preferred & Convertible Income Fund JPC (15)	6,145,000	6,075,000	760,057	760,057
NYC Teachers’ Variable Annuity Fund (20)	1,800,000	—	111,956	111,956

	Principal amount of 2011 notes beneficially	Principal amount of 2013 notes beneficially	Number of Shares of Common Stock
Name	owned and offered hereby	owned and offered hereby	Beneficially Owned (1)(2)	Offered Hereby (1)
Occidental Petroleum (7)	313,000	—	19,468	19,468
OCM Convertible Trust (5)	3,090,000	—	192,191	192,191
OCM Global Convertible Securities Fund (5)	1,210,000	—	75,259	75,259
Old Lane Cayman Master Fund LP	—	12,540,000	779,960	779,960
Old Lane HMA Master Fund LP	—	2,960,000	184,105	184,105
Old Lane US Master Fund LP	—	4,500,000	279,890	279,890
Oz Special Funding (Ozmd) LP (49)	618,000	149,407,000	9,331,225	9,331,225
Partner Reinsurance Company Ltd. (5)	1,715,000	—	106,669	106,669
Partners Group Alternative Strategies PCC Limited, Red Delta Cell c/o Quattro Fund (50)	3,000,000	1,000,000	248,791	248,791
Pendragon (Convertibles) Fund Ltd. (51)	2,000,000	2,000,000	248,791	248,791
Pension, Hospitalization Benefit Plan of the Electrical Ind Plan (20)	650,000	—	40,429	40,429
Peoples Benefit Life Insurance Company Teamsters (52)	—	8,000,000	497,582	497,582
Philadelphia Board of Pensions — Convertible (20)	700,000	—	43,538	43,538
Pimco Convertible Fund	750,000	—	46,648	46,648
Police and Firemen of the City of Detroit (7)	825,000	—	51,313	51,313
Polygon Global Opportunities Master Fund (53)	—	10,000,000	621,978	621,978
Primera Fund Combined Alpha Convertible	900,000	—	55,978	55,978
Privilege Portfolio Sicav (16)	14,000,000	10,000,000	1,492,747	1,492,747
Promutual (7)	883,000	—	54,921	54,921
Quattro Fund Ltd. (54)	22,800,000	7,600,000	1,890,813	1,890,813
Quattro Multistrategy Masterfund LP (54)	2,100,000	700,000	174,154	174,154
Quest Global Convertible Master Fund, Ltd. (47)	200,000	—	12,440	12,440
Qwest Occupational Health Trust (55)	860,000	—	53,490	53,490
Qwest Pension Trust (55)	9,420,000	—	585,903	585,903
Radian Asset Assurance (20)	2,875,000	—	178,819	178,819
Radian Guaranty (20)	600,000	—	37,319	37,319
Radian Insurance Inc. (20)	7,275,000	—	452,489	452,489
RBC Capital Markets (3)	15,000,000	—	932,967	932,967
Redbourn Partners Ltd. (52)	—	8,500,000	528,681	528,681
Rhythm Fund, Ltd. (4)(43)	—	5,000,000	310,989	310,989
RMF Umbrella Sicav	500,000	—	31,099	31,099
Sage Capital Management, LLC (56)	500,000	—	31,099	31,099
Sagicor (American Founders) Life Insurance Company (6)	130,000	—	8,086	8,086
San Diego City Retirement (12)	2,000,000	—	124,396	124,396
San Diego County Convertible (12)	1,740,000	—	108,224	108,224
San Francisco Public Employee Retirement System (57)	3,323,000	—	206,683	206,683
Satellite Convertible Arbitrage Master Fund LLC (58)	10,000,000	10,000,000	1,243,956	1,243,956
Silvercreek II Limited (59)	1,600,000	—	99,516	99,516
Silvercreek Limited Partnership (59)	2,400,000	—	149,275	149,275

	Principal amount of 2011 notes beneficially	Principal amount of 2013 notes beneficially	Number of Shares of Common Stock
Name	owned and offered hereby	owned and offered hereby	Beneficially Owned (1)(2)	Offered Hereby (1)
State of Oregon Equity (15)	5,790,000	5,735,000	716,830	716,830
Steelhead Pathfinder Master LP (60)	1,000,000	—	62,198	62,198
Sterling Invest Co. (15)	1,000,000	—	62,198	62,198
SuttonBrook Capital Portfolio LP (61)	10,000,000	38,000,000	2,985,494	2,985,494
Teachers Retirement System (6)	5,500,000	—	342,088	342,088
The Canyon Value Realization Fund (Cayman), Ltd. (4)	4,600,000	4,200,000	547,341	547,341
The Doctors Company (6)	2,260,000	—	140,567	140,567
The Nomura Trust and Banking Co., Ltd. as the trustee of Nomura TB/JF Greater China Open (62)	3,396,000	—	211,224	211,224
The Travelers Indemnity Company (5)	4,430,000	—	275,536	275,536
Thrivent Financial for Lutherans (4)(63)	12,000,000	12,000,000	1,588,197	1,492,747
Topaz Fund (4)(64)	500,000	500,000	62,198	62,198
Total Fina Elf Finance USA, Inc. (20)	300,000	—	18,659	18,659
TQA Master Fund, Ltd. (65)	7,759,000	—	482,593	482,593
TQA Master Plus Fund, Ltd. (65)	4,462,000	—	277,527	277,527
Tribeca Convertible LP (4)(66)	—	40,000,000	2,487,912	2,487,912
Trinity River Insurance Company (6)	250,000	—	15,549	15,549
Trust for the Defined Benefit Plans of ICI American Holdings, Inc. (5)	450,000	390,000	52,246	52,246
Trustmark (7)	883,000	—	54,921	54,921
UBS (Lux) Bond Sicav Convert Global USD B (4)(67)	795,000	—	49,447	49,447
UBS (Lux) IF Global Convertible Bonds (4)(67)	23,900,000	—	1,486,527	1,486,527
UBS O’Connor LLC F/B/O O’Connor Global Convertible Arbitrage II Master Limited (68)	4,800,000	2,880,000	477,679	477,679
UBS O’Connor LLC F/B/O O’Connor Global Convertible Arbitrage Master Limited (68)	55,200,000	27,120,000	5,120,123	5,120,123
UBS O’Connor LLC F/B/O O’Connor Global Convertible Bond Master Limited (68)	1,000,000	500,000	93,297	93,297
UBS Securities LLC (3)(69)	6,743,000	3,920,000	1,266,483	663,215
UIF Equity and Income Fund (3)(39)	2,124,000	—	132,108	132,108
Union Carbide Employees Pension Plan (6)	2,400,000	—	149,275	149,275
United National Insurance Company (6)	650,000	—	40,429	40,429
UnumProvident Corporation (5)	1,375,000	—	85,522	85,522
US Allianz Equity Income Fund (3)(39)	800,000	—	49,758	49,758
Van Kampen Equity and Income Fund (3)(39)	67,702,000	—	4,210,915	4,210,915
Van Kampen Harbor Fund (3)(39)	3,250,000	—	202,143	202,143
Vanguard Convertible Securities Fund, Inc. (5)	17,000,000	—	1,057,363	1,057,363
Vermont Mutual Insurance Company (20)	175,000	—	10,885	10,885
Victory Capital Management as Agent for the Cleveland News Public Local 473	—	5,000	311	311
Victory Capital Management as Agent for the Victory Convertible Fund	—	330,000	20,525	20,525
Victory Capital Management as Agent for the Key Trust Convertible Securities Fund	—	125,000	7,775	7,775

	Principal amount of 2011 notes beneficially	Principal amount of 2013 notes beneficially	Number of Shares of Common Stock
Name	owned and offered hereby	owned and offered hereby	Beneficially Owned (1)(2)	Offered Hereby (1)
Victory Capital Management as Agent for the EB Convertible Securities Fund	—	560,000	34,831	34,831
Victory Capital Management as Agent for the Charitable Convertible Securities Fund	—	235,000	14,616	14,616
Victory Capital Management as Investment Manager for Health Foundation of Greater Cincinnati	—	130,000	8,086	8,086
Victory Capital Management as Investment Manager for Potlatch	—	450,000	27,989	27,989
Victory Capital Management as Investment Manager for Georgia Municipal Retirement Trust Foundation	—	660,000	41,051	41,051
Victory Capital Management as Investment Manager for Georgia Firefighters Pension T8YM	—	225,000	13,995	13,995
Victory Capital Management as Investment Manager for Road Carriers Local 707	—	400,000	24,879	24,879
Vicis Capital Master Fund	15,000,000	15,000,000	1,865,934	1,865,934
Virginia Retirement System (55)	17,605,000	—	1,094,992	1,094,992
Wachovia Capital Markets LLC (3)(4)(70)	—	2,000,000	124,396	124,396
Waterstone Market Neutral Mac 51, Ltd. (71)	7,020,000	10,530,000	1,091,571	1,091,571
Waterstone Market Neutral Master Fund, Ltd. (71)	12,980,000	19,470,000	2,018,319	2,018,319
Yield Strategies Fund I, LP (52)	—	3,500,000	217,692	217,692
Zazove Convertible Securities Fund, Inc. (6)	1,810,000	—	112,578	112,578
Zazove Institutional Investment Grade Convertible Fund (72)	1,260,000	—	78,369
Zurich Institutional Benchmarks Master Fund, Ltd. c/o TQA Investors, LLC (65)	2,563,000	—	159,413	159,413
All other holders of notes or future transferees, pledgees, donees, assigness or successors of such holders (74)	358,678,000	333,839,960	43,073,094	43,073,094
TOTAL	$1,725,000,000	$1,725,000,000	216,582,218	214,582,410

(1)             Includes shares of common stock issuable upon conversion of notes, assuming conversion of all the named selling securityholder's notes at the initial conversion rate of 62.1978 shares of common stock per $1,000 principal amount at maturity of the notes.  This conversion rate is subject to adjustment, however, as described under "Description of Notes – Conversion Rights – Conversion Rate Adjustments."  As a result, the number of shares of common stock issuable upon conversion of the notes beneficially owned and offered by the named selling securityholder may increase or decrease in the future.

(2)             In addition to shares of common stock issuable upon conversion of the notes as described in footnote (1), also includes shares of common stock identified to us by the selling securityholder as owned by it.

(3)             The selling securityholder is a broker-dealer.

(4)             The selling securityholder is an affiliate of a broker-dealer.

(5)             Each of ACE Tempest Reinsurance Ltd., Chrysler Corporation Master Retirement Trust, Delaware Public Employees Retirement System, Delta Air Lines Master Trust – CV, Delta Pilots Disability & Survivorship Fund, Inc., F.M. Kirby Foundation, Inc., International Truck & Engine Corporation Retiree Health Benefit Trust, Microsoft Capital Group, LP, National Railroad Retirement Investment Trust, OCM Convertible Trust, OCM Global Convertible Securities Fund, Partner Reinsurance Company Ltd., The Travelers Indemnity Company, Trust for the Defined Benefit Plans of ICI American Holdings, Inc., UnumProvident

Corporation and Vanguard Convertible Securities Fund, Inc. has indicated that Oaktree Capital Management LLC ("Oaktree") is the investment manager of each such selling securityholder with respect to the aggregate principal amount of notes and common stock issuable upon the conversion of the notes held by such selling securityholder.  Oaktree does not own any equity interest in any such selling securityholder, but Oaktree does have voting and dispositive power over the aggregate principal amount of notes and common stock issuable upon the conversion of the notes that are held by such selling securityholder.  Lawrence Keele is a principal of Oaktree and is the portfolio manager for the named selling securityholders.  Mr. Keele, Oaktree and all employees and members of Oaktree disclaim beneficial ownership of the notes nd common stock issuable upon the conversion of the notes held by all such selling securityholders, except for their pecuniary interest therein.  Oaktree has an affiliate that is a broker-dealer, OCM Investments, LLC.  Oaktree is the majority owner of OCM Investments, LLC.

(6)             Each of ACIG Insurance Company, Amerisure (Michigan Mutual) Mutual Insurance Company, Anthem Insurance Company, Inc., Blue Cross Blue Shield of Louisiana, Catholic Mutual Relief Society of America, Catholic Mutual Relief Society Retirement Plan and Trust, Catholic Relief Insurance Company of America, Dow Employees Pension Plan, Employee's Retirement of New Orleans Sewer / Water Board, Excellus Health Plan, Inc., Federated Rural Electricity Insurance Exchange, Health Plan of Michigan, Indiana Lumbermens Mutual Insurance Company, Koch Industries Inc. Master Pension Trust, MAG Mutual Insurance Company, MedMarc Insurance Company, Midwest Medical Insurance Company, Namic Insurance Company, Sagicor (American Founders) Life Insurance Company, Teachers Retirement System, The Doctors Company, Trinity River Insurance Company, Union Carbide Employees Pension Plan, United National Insurance Company and Zazove Convertible Securities Fund, Inc. has indicated that Zazove Associates, LLC is the registered investment advisor with discretionary authority over the notes and common stock issuable upon the conversion of the notes held by such selling securityholder.

(7)             Each of Alcon Laboratorie, Arlington County Employee Retirement System, British Virgin Islands Social Security Board, City University of New York, Florida Fruit and Vegetable Association, General Motors, Georgia Municipal Employee Benefit System, Grable Foundation, Grady Hospital, Independence Blue Cross Blue Shield, Occidental Petroleum, Police and Firemen of the City of Detroit, Promutual and Trustmark has indicated that Tracy Maitland exercises voting or investment power over the notes and common stock issuable upon the conversion of the notes held by such selling securityholder.

(8)             Alexandra Global Master Fund Ltd. has indicated that Alexandra Investment Management, LLC, a Delaware limited liability company ("Alexandra"), serves as its investment adviser and that, by reason of such relationship, Alexandra may be deemed to share dispositive power or investment control over the notes and common stock issuable upon the conversion of the notes that are beneficially owned by Alexandra Global Master Fund Ltd.  Alexandra disclaims beneficial ownership of such notes and common stock issuable upon the conversion of the notes.  Alexandra Global Master Fund Ltd. has also indicated that Mikhail A. Filimonov is a managing member of Alexandra and that, by reason of such relationship, Mr. Filimonov may be deemed to share dispositive power or investment control over the notes and common stock issuable upon the conversion of the notes that are beneficially owned by Alexandra Global Master Fund Ltd.  Mr. Filimonov disclaims beneficial ownership of such notes and common stock issuable upon the conversion of the notes.

(9)             Each of Allstate Insurance Company and Allstate Life Insurance Company has indicated that Allstate Insurance Company is a subsidiary of The Allstate Corporation and that Allstate Life Insurance Company is a subsidiary of Allstate Insurance Company.  Shares listed as beneficially owned by Allstate Insurance Company and Allstate Life Insurance Company in the table above include 650,545 shares of our common stock that Allstate Insurance Company and Allstate Life Insurance Company have indicated are beneficially owned by certain of their affiliates.

(10)       Each of Altma Fund Sicav Plc in respect of Trinity Sub-Fund, AM International E MAC 63 Ltd., AM Master Fund I, LP and Lyxor / AM Investment Fund Ltd. has indicated that Mark Friedman and Adam Stern exercise voting or investment power over the notes and common stock issuable upon the conversion of notes held by such selling securityholder.

(11)       Each of American Investors Life Insurance Company, AmerUS Life Insurance Company, Bankers Life Insurance Company of New York, Indianapolis Life Insurance Company, Inflective Convertible Opportunity Fund I, Limited, Inflective Convertible Opportunity Fund I, LP, Institutional Benchmark Series – Ivan Segregated Account and Lyxor / Inflective Convertible Opportunity Fund has indicated that Thomas J. Ray, Chief Investment Officer of Inflective Asset Management, exercises voting or investment power over the notes and common stock issuable upon the conversion of the notes held by such selling securityholder.

(12)       Each of Amerisure Mutual Insurance Company, Arkansas Teacher Retirement, Baptist Health of South Florida, Engineers Joint Pension Fund, Innovest Finanzdienstle, NFS Dividend, Interest & Premium Strategy, Nicholas Applegate Capital Management U.S. Convertible Fund, San Diego City Retirement and San Diego County Convertible, has indicated that it has delegated full investment authority to Nicholas Applegate Capital Management LLC ("Nicholas-Applegate"), as investment adviser, over the notes and common stock issuable upon the conversion of the notes held by such selling securityholder, including full dispositive power, and that the Chief Investment Officer of Nicholas-Applegate is Horacio A. Valeiras, CFA who, in such capacity, has oversight authority over all portfolio managers at Nicholas-Applegate.

(13)       Arctos Partners Inc. has indicated that Loren Griffin exercises voting or investment power over the notes and common stock issuable upon the conversion of the notes held by it.

(14)       Aristeia Partners LP has indicated that Aristeia Advisors LLC is its general partner.  Aristeia International Limited has indicated that Aristeia Advisors LLC is its investment manager. Each of Aristeia Partners LP and Aristeia International Limited has indicated that Aristeia Advisors LLC is jointly owned by Kevin Toner, Robert H. Lynch, Jr., Anthony Frascella and William R. Techar.

(15)       Each of Arkansas PERS, Attorney's Title Insurance Fund, Boilermakers Blacksmith Pension Trust, Delta Air Lines Master Trust, FPL Group Employees Pension Plan, Froley Revy Alternative Strategies, Nuveen Preferred & Convertible Fund JQC, Nuveen Preferred & Convertible Income Fund JPC, State of Oregon Equity and Sterling Invest Co. has indicated that Ann Houlihan of Froley-Revy Investment Company Inc. exercises voting or investment power over the notes and common stock issuable upon the conversion of the notes held by such selling securityholder.

(16)       Each of Aviva Life Insurance Co., CGNU Life Fund, Commercial Union Life Fund, Norwich Union Life and Pensions and Privilege Portfolio Sicav has indicated that David Clott exercises sole voting or investment power over the notes and common stock issuable upon the conversion of the notes held by such selling securityholder.

(17)       Each of Bancroft Fund Ltd. and Ellsworth Fund Ltd. has indicated that it is a publicly-held registered investment company, that David-Dinsmore Management is its advisor and that Thomas H. Dinsmore exercises sole voting power over the notes and common stock issuable upon the conversion of the notes held by such selling securityholder.

(18)       Each of Basso Fund Ltd., Basso Holdings Ltd., Basso Multi-Strategy Holding Fund Ltd. and Five Sticks, LP has indicated that Basso Capital Management, LP ("Basso") is its investment manager, that Howard Fischer is a managing member of Basso GP LLC, the general partner of Basso, and that Mr. Fischer has ultimate responsibility for trading with respect to such selling securityholder.  Mr. Fischer disclaims ultimate beneficial ownership of each such selling securityholder's notes and common stock issuable upon the conversion of the notes.

(19)       An affiliate of Bear Stearns International Limited was an initial purchaser of notes in the private placement offering.

(20)       Each of B.C. McCabe Foundation, City of Shreveport (LA) Employees Retirement System, Commissioners of the Land Office, Georgia Firefighters Pension Fund, Injured Workers Insurance Fund, KeySpan Foundation, KeySpan Insurance Company, Lord Abbett Investment Trust - LA Convertible Fund, Met Investor Series Trust – Bond Debenture, National Fuel & Gas Company Retirement Plan, NYC Teachers' Variable Annuity Fund, Pension, Hospitalization Benefit Plan of the Electrical Ind Plan, Philadelphia Board of Pensions – Convertible, Radian Asset Assurance, Radian Guaranty, Radian Insurance Inc., Total Fina Elf Finance USA, Inc. and Vermont Mutual Insurance Company has indicated that Maren Lindstrom exercises sole voting or investment power over the notes and common stock issuable upon the conversion of the notes held by such selling stockholder.

(21)       Each of Black Diamond Convertible Offshore LDC, Black Diamond Offshore Ltd. and Double Black Diamond Offshore LDC has indicated that Clint D. Carlson exercises voting or investment power over the notes and common stock issuable upon the conversion of the notes held by such selling securityholder.

(22)       Calamos Market Neutral Income Fund - Calamos Investment Trust has indicated that Nicholas Calamos, Chief Investment Officer of Calamos Advisors LLC, exercises voting or investment power over the notes and common stock issuable upon the conversion of the notes held by it.

(23)       Canadian Imperial Holdings Inc. has indicated that Joseph Venn, Sybi Czeneszew, and Andrew Henry exercise voting or investment power over the notes and common stock issuable upon the conversion of the notes held by it.

(24)       CC Arbitrage, Ltd. has indicated that Castle Creek Arbitrage LLC, its investment manager under a management agreement, exercises dispositive and voting power with respect to the notes and common stock issuable upon conversion of the notes owned by CC Arbitrage, Ltd and that Daniel Asher and Allan Weine are the managing members of Castle Creek Arbitrage LLC.  Castel Creek Arbitrage LLC and Messrs. Asher and Weine disclaim beneficial ownership of the notes and common stock issuable upon conversion of the notes owned by CC Arbitrage, Ltd.

(25)       Citadel Equity Fund, Ltd. has indicated that Citadel Limited Partnership ("CLP") is its trading manager and has investment discretion over securities held by it, that Citadel Investment Group LLC ("CIG") controls CLP and that Kenneth C. Griffin controls CIG and has ultimate investment discretion over securities held by Citadel Equity Fund, Ltd.  CLP, CIG, and Mr. Griffin each disclaim beneficial ownership of the notes and common stock issuable upon conversion of the notes held by Citadel Equity Fund, Ltd.

(26)       Citigroup Global Markets Inc. was an initial purchaser of notes in the private placement offering, and an affiliate of Citigroup Global Markets Inc. is a counterparty to certain of convertible note hedge transactions and warrant transactions that we entered into on November 13, 2006 concurrently with execution of the purchaser agreement for our sale of the notes to the initial purchasers.

(27)       Each of CMH Strategies, IIU Convertible Arbitrage Fund Limited and IIU Convertible Fund plc has indicated that IIU Asset Strategies Ltd. exercises voting or investment power over the notes and common stock issuable upon conversion of the notes of such selling securityholder.

(28)       Columbia Convertible Securities Fund has indicated that Yanfang (Emma) Yan exercises voting or investment power over the notes and common stock issuable upon the conversion of the notes held by it.

(29)       CQS Convertible and Quantitative Strategies Master Fund Limited has indicated that Alan Smith, Blair Gauld, Dennis Hunter, Karla Bolden and Jim Rogers, as directors, exercise voting or investment power over the notes and common stock issuable upon the conversion of the notes held by it.

(30)       DBAG London has indicated that Patrick Corrigan exercises voting power and investment control over the notes and common stock issuable upon the conversion of the notes held by it.  DBAG London and its affiliate are counterparties to certain of convertible note hedge transactions and warrant transactions that we entered into on November 13, 2006 concurrently with execution of the purchaser agreement for sale of the notes to the initial purchasers.  An affiliate of DBAG London was an initial purchaser of notes in the private placement offering.

(31)       Deutsche Bank Securities Inc. was an initial purchaser of notes in the private placement offering.  Deutsche Bank Securities Inc. has indicated that these securities were purchased as investment securities. Affiliates of Deutsche Bank Securities Inc. are counterparties to certain of convertible note hedge transactions and warrant transactions that we entered into on November 13, 2006 concurrently with execution of the purchaser agreement for sale of the notes to the initial purchasers.

(32)       Each of Family Service Life Insurance Company, Guardian Life Insurance Company and Guardian Pension Trust has indicated that John Murphy, Managing Director of Guardian Life Insurance Company, exercises voting or investment power over the notes and common stock issuable upon the conversion of the notes held by such selling securityholder.

(33)       Goldman Sachs & Co. Profit Sharing Master Trust has indicated that Daniel S. Och, as senior managing member of Oz Management, LLC, the investment manager to such selling securityholder, may be deemed to have voting and investment control over the notes and common stock issuable upon the conversion of the notes held by it.  An affiliate of Goldman Sachs & Co. Profit Sharing Master Trust was the sole structuring agent and an initial purchaser of notes in the private placement offering and is a party to certain of convertible note hedge transactions and warrant transactions that we entered into on November 13, 2006 concurrently with execution of the purchaser agreement for sale of the notes to the initial purchasers.

(34)       Grace Convertible Arbitrage Fund, Ltd. has indicated that Michael Brailov of Grace Brothers Management exercises voting or investment power over the notes and common stock issuable upon the conversion of the notes held by it.

(35)       Each of Henderson Global Equity Multi-Strategy Master Fund Limited and Henderson North American Equity Multi-Strategy Master Fund has indicated that Robert Villiers exercises voting or investment power over the notes and common stock issuable upon the conversion of the notes held by such selling securityholder.

(36)       Highbridge International LLC has indicated that Highbridge Capital Management, LLC is its trading manager and has voting control and investment discretion over the notes and common stock issuable upon conversion of the notes held by Highbridge International LLC and that Glenn Dubin and Henry Sweica control Highbridge Capital Management, LLC and have voting control and investment discretion over the notes and common stock issuable upon conversion of the notes held by Highbridge International LLC.  Each of Highbridge Capital Management, LLC, Mr. Dubin and Mr. Sweica disclaim beneficial ownership of the notes and common stock issuable upon conversion of the notes held by Highbridge International LLC.

(37)       Each of Janus Adviser High Yield Fund, Janus Capital Funds – US High Yield Fund and Janus High Yield Fund has indicated that Janus Capital Management LLC serves as its sub-investment adviser.  Janus Distributors LLC is a wholly-owned subsidiary of Janus Capital Management LLC, and Janus Distributors LLC acts as the agent of each of the named selling securityholders in connection with the sale of the notes and common stock issuable upon the conversion of the notes of such selling securityholders.

(38)       Inflective Convertible Opportunity Fund I, LP has indicated that Inflective Portfolio Management LP is its general partner.

(39)       Each of ING Equity Income Fund, UIF Equity and Income Fund, US Allianz Equity Income Fund, Van Kampen Equity and Income Fund and Van Kampen Harbor Fund has indicated that Van Kampen Asset Management, as its investment advisor, has discretionary authority over its portfolio.

(40)       Institutional Benchmark Series (Master Feeder) Limited in Respect of Electra Series c/o Quattro Fund has indicated that Gary Crodek exercises voting or investment power over the notes and common stock issuable upon the conversion of the notes held by it.

(41)       Each of International Truck & Engine Corporation Non-Contributory Retirement Plan Trust and International Truck & Engine Corporation Retirement Plan for Salaried Employees Trust has indicated that (i) Maren Lindstrom exercises sole voting or investment power over $750,000 of notes and the common stock issuable upon the conversion of such  notes held by International Truck & Engine Corporation Non-Contributory Retirement Plan Trust and $375,000 of notes and the common stock issuable upon the conversion of such  notes held by International Truck & Engine Corporation Retirement Plan for Salaried Employees Trust, and (ii) Oaktree Capital Management LLC ("Oaktree") is the investment manager of each such selling securityholder with respect to $930,000 of notes and the common stock issuable upon the conversion of such  notes held by International Truck & Engine Corporation Non-Contributory Retirement Plan Trust and $510,000 of notes and the common stock issuable upon the conversion of such  notes held by International Truck & Engine Corporation Retirement Plan for Salaried Employees Trust.  Oaktree does not own any equity interest in any such selling securityholder, but Oaktree does have voting and dispositive power over the aggregate principal amount of notes and common stock issuable upon the conversion of the notes that are held by such selling securityholder.  Lawrence Keele is a principal of Oaktree and is the portfolio manager for the named selling securityholders.  Mr. Keele, Oaktree and all employees and members of Oaktree disclaim beneficial ownership of the notes nd common stock issuable upon the conversion of the notes held by all such selling securityholders, except for their pecuniary interest therein.  Oaktree has an affiliate that is a broker-dealer, OCM Investments, LLC.  Oaktree is the majority owner of OCM Investments, LLC.

(42)       Kamunting Street Master Fund, Ltd. has indicated that Kamunting Street Capital MNGT, LP is its general partner and that Allan Teh exercises voting or investment power over the notes and common stock issuable upon the conversion of the notes held by it.

(43)       Each of KBC Convertibles Mac28 Limited, KBC Diversified Fund, A Segregated Portfolio of KBC Diversified Fund, SPC and Rhythm Fund, Ltd. has indicated that Carlo Georg has ultimate dispositive power over the notes and common stock issuable upon the conversion of the notes held by it.

(44)       KBC Financial Products USA Inc. has indicated that it is in control of the notes and common stock issuable upon the conversion of the notes held by it.  KBC Financial Products USA Inc. is a direct wholly-owned subsidiary of KBC Financial Holdings, Inc., which in turn is a direct wholly-owned subsidiary of KBC Bank N.V., which in turn is a direct wholly-owned subsidiary of KBC Group, N.V.

(45)       Linden Capital LP has indicated that Siu Min Wong exercises voting or investment control over the notes and common stock issuable upon the conversion of the notes held by it.

(46)       Each of Lydian Global Opportunities Master Fund Limited and Lydian Overseas Partners Master Fund Limited has indicated that David C. Friezo exercises voting or investment power over the notes and common stock issuable upon the conversion of the notes held by such selling securityholder.

(47)       Each of Lyxor Quest Fund, Ltd. and Quest Global Convertible Master Fund, Ltd. has indicated that Frank Campana and James Doolin exercise voting or investment control over the notes and common stock issuable upon the conversion of the notes held by such selling stockholder.

(48)       Mackay Shields LLC ("Mackay") has indicated that it is an indirect wholly-owned subsidiary of New York Life Insurance Company, and that Edward Silverstein, a managing director of Mackay, has authority to make voting and disposition decisions regarding the notes and common stock issuable upon the conversion of the notes held by Mackay.

(49)       Oz Special Funding (Ozmd) LP has indicated that Daniel S. Och, as senior managing member of Oz Management, LLC, the investment manager to such selling securityholder, may be deemed to have voting and investment control over the notes and common stock issuable upon the conversion of the notes held by it.

(50)       Partners Group Alternative Strategies PCC Limited, Red Delta Cell c/o Quattro Fund has indicated that Mark Rowe, Felix Haldner, Michael Fitchet and Denis O'Malley exercise voting or investment power over the notes and common stock issuable upon the conversion of the notes held by it.

(51)       Pendragon (Convertibles) Fund Ltd. has indicated that Michael Reed, as its portfolio manager, has authority to direct the voting and disposition of securities held by Pendragon (Convertibles) Fund Ltd.  Mr. Reed disclaims beneficial ownership of the notes and common stock issuable upon conversion of the notes held by Pendragon (Convertibles) Fund Ltd.

(52)       Each of Peoples Benefit Life Insurance Company Teamsters, Redbourn Partners Ltd. and Yield Strategies Fund I, LP has indicated that Alex Lach may exercise voting or investment power over the notes and common stock issuable upon the conversion of the notes held by such selling securityholder.

(53)       Polygon Global Opportunities Master Fund has indicated that Polygon Investment Partners LLP and Polygon Investment Partners LP (the "Investment Managers"), Polygon Investments Ltd. (the "Manager"), Alexander E. Jackson, Reade E. Griffith and Patrick G.G. Dear share voting and dispositive power over the notes and common stock issuable upon conversion of the notes held by it.  The Investment Manager, the Manager and Messrs. Jackson, Griffith and Dear disclaim beneficial ownership of the named selling securityholder's notes and common stock issuable upon conversion of the notes.

(54)       Each of Quattro Fund Ltd. and Quattro Multistrategy Masterfund LP has advised that Andrew Kaplan, Brian Swain and Louis Napoli exercise voting or investment power over the notes and common stock issuable upon the conversion of the notes held by such selling securityholder.

(55)       Each of Qwest Occupational Health Trust, Qwest Pension Trust and Virginia Retirement System has indicated that (i) Zazove Associates LLC is the registered investment advisor with discretionary authority with respect to $180,000 of notes and the common stock issuable upon the conversion of such  notes held by Qwest Occupational Health Trust, $5,400,000 of notes and the common stock issuable upon the conversion of such  notes held by Qwest Pension Trust and $10,040,000 of notes and the common stock issuable upon the conversion of such  notes held by Virginia Retirement System and (ii) Oaktree Capital Management LLC ("Oaktree") is the investment manager of each such selling securityholder with respect to $680,000 of notes and the common stock issuable upon the conversion of such  notes held by Qwest Occupational Health Trust, $4,020,000 of notes and the common stock issuable upon the conversion of such  notes held by Qwest Pension Trust and $7,565,000 of notes and the common stock issuable upon the conversion of such  notes held by Virginia Retirement System.  Oaktree does not own any equity interest in any such selling securityholder, but Oaktree does have voting and dispositive power over the aggregate principal amount of notes and common stock issuable upon the conversion of the notes that are held by such selling securityholder.  Lawrence Keele is a principal of Oaktree and is the portfolio manager for the named selling securityholders.  Mr. Keele, Oaktree and all employees and members of Oaktree disclaim beneficial ownership of the notes and common stock issuable upon the conversion of the notes held by all such selling securityholders, except for their pecuniary interest therein.  Oaktree has an affiliate that is a broker-dealer, OCM Investments, LLC.  Oaktree is the majority owner of OCM Investments, LLC.

(56)       Sage Capital Management, LLC has indicated that Peter deLisser is its managing member.

(57)       San Francisco Employees Retirement System has indicated that (i) Zazove Associates, LLC is the registered investment advisor with discretionary authority with respect to $1,940,000 of notes and the common stock issuable upon the conversion of such  notes held by it and (ii) Tracy Maitland exercises voting or investment power with respect to $1,383,000 of notes and the common stock issuable upon the conversion of such  notes held by it.

(58)       Satellite Convertible Arbitrage Master Fund LLC has indicated that its discretionary investment manager is Satellite Asset Management, LP ("SAM"), that the controlling entity of SAM is Satellite Fund Management, LLC ("SFM") and that the managing members of SFM are Lief Rosenblatt, Mark Sonnino & Gabe Nechamkin.  SAM, SFM and each named individual disclaims beneficial ownership of the notes and common stock issuable upon conversion of the notes held by Satellite Convertible Arbitrage Master Fund LLC.

(59)       Each of Silvercreek II Limited and Silvercreek Limited Partnership has indicated that Louise Morwick and Bryn Joynt exercise voting or investment power over the notes and common stock issuable upon conversion of the notes held by such selling securityholder.

(60)       Steelhead Pathfinder Master LP has indicated that Steelhead PF Capital, Ltd. is its general partner and that J. Michael Johnson and Brian K. Klein exercise voting or investment power over the notes and common stock issuable upon the conversion of the notes held by it.

(61)       SuttonBrook Capital Portfolio LP has indicated that SuttonBrook Capital Management LP is its investment manager and that John London and Steven M. Weinstein are the natural persons with sole control over

SuttonBrook Capital Management LP.

(62)       The Nomura Trust and Banking Co., Ltd. has indicated that it holds the notes and common stock issuable upon conversion of the notes in trust for Nomura TB/JF Greater China Open.

(63)       Shares listed as beneficially owned by Thrivent Financial for Lutherans in the table above include 95,450 shares of our common stock that Thrivent Financial for Lutherans has indicated are beneficially owned by it.

(64)       Topaz Fund has indicated that Robert Marx, SG Americas Securities, exercises voting or investment power over the notes and common stock issuable upon the conversion of the notes held by it.

(65)       Each of TQA Master Fund, Ltd., TQA Master Plus Fund, Ltd. and Zurich Institutional Benchmarks Master Fund, Ltd. c/o TQA Investors, LLC has indicated that the principals of TQA Investors, LLC, Robert Butman, Paul Bucci, George Esser, Bartholomew Tesoriero, DJ Langis and Andrew Anderson, exercise voting or investment power over the notes and common stock issuable upon the conversion of the notes held by such selling stockholder.

(66)       Tribeca Convertible LP has indicated that Andrew Wang exercises voting or investment power over the notes and common stock issuable upon the conversion of the notes held by it.

(67)       An affiliate to each of UBS (Lux) Bond Sicav Convert Global USD B and UBS (Lux) IF Global Convertible Bonds was an initial purchaser of notes in the private placement offering.

(68)       Each of UBS O'Connor LLC F/B/O O'Connor Global Convertible Arbitrage II Master Limited, UBS O'Connor LLC F/B/O O'Connor Global Convertible Arbitrage Master Limited and UBS O'Connor LLC F/B/O O'Connor Global Convertible Bond Master Limited has indicated that they have ceded investment control to UBS O'Connor LLC, as investment manager, and that UBS O'Connor LLC is a wholly-owned subsidiary of UBS AG.  An affiliate of UBS AG was an initial purchaser of notes in the private placement offering.

(69)       UBS Securities LLC has indicated that Roy Irwin, on behalf of UBS Securities LLC, exercises voting or investment power over the notes and common stock issuable upon the conversion of the notes held by UBS Securities LLC.  Shares listed as beneficially owned in the table above include 603,268 shares of our common stock that UBS Securities LLC has indicated are beneficially owned by certain of its affiliates.  UBS Securities LLC was an initial purchaser of notes in the private placement offering.

(70)       Wachovia Capital Markets LLC has indicated that it is a wholly-owned subsidiary of Wachovia Corporation.

(71)       Each of Waterstone Market Neutral Mac 51, Ltd. and Waterstone Market Neutral Master Fund, Ltd  have indicated that its general partner is Waterstone Asset Management, LLC and that Shawn Bergerson exercises voting or investment power over the notes and common stock issuable upon the conversion of the notes held by such selling stockholder.

(72)       Zazove Institutional Investment Grade Convertible Fund has indicated that Zazove Associates, LLC is its General Partner.

(73)       Goldman Sachs & Co. was the sole structuring agent and an initial purchaser of notes in the private placement offering. Shares listed as beneficially owned in the table above include 60,770,216 shares of our common stock that Goldman Sachs & Co. has indicated are beneficially owned by it. Based on the information provided by Goldman Sachs & Co., it beneficially owns 3.4% of our common stock.

(74)       Information about other selling securityholders will be set forth in a prospectus supplement, if required.

Except as noted above, based upon the information provided by the selling securityholders, none of the selling securityholders nor any of their affiliates, officers, directors or principal equity holders has held any position or office or has had any material relationship with us within the past three years.

Selling securityholders who are registered broker-dealers or affiliates of registered broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act.  To our knowledge, no selling securityholder who is a registered broker-dealer or an affiliate of a registered broker-dealer received any securities as underwriting compensation.

PLAN OF DISTRIBUTION

The notes and the shares of common stock issuable upon conversion of the notes are being registered to permit the resale of such securities by the holders of such securities from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the selling securityholders of the notes or the common stock issuable upon conversion of the notes.  We will bear the fees and expenses incurred by us in connection with our obligation to register the notes and the shares of common stock issuable upon conversion of the notes.  The selling securityholders will pay all underwriting discounts and commissions and agent’s commissions, if any.

The selling securityholders may offer and sell the notes and the shares of common stock issuable upon conversion of the notes from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices.  These prices will be determined by the selling securityholder or by agreement between such holder and underwriters or dealers who may receive fees or commissions in connection with such sale.  Such sales may be effected by a variety of methods, including the following:

•                  in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•                  in privately negotiated transactions;

•                  through the writing of options;

•                  in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  through the settlement of short-sales, in each case subject to compliance with the Securities Act and other applicable securities laws;

•                  if we agree to it prior to the distribution, through one or more underwriters on a firm commitment or best-efforts basis;

•                  through broker-dealers, which may act as agents or principals;

•                  directly to one or more purchasers;

•                  through agents; or

•                  in any combination of the above or by any other legally available means.

In connection with the sales of the notes and the shares of common stock issuable upon conversion of the notes or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the offered securities, short and deliver the notes and the shares of common stock issuable upon the conversion of the notes to close out such short positions, or loan or pledge the notes and the shares of common stock issuable upon conversion of the notes to broker-dealers that in turn may sell such securities.  The selling securityholders also may transfer, donate and pledge offered securities, in which case the transferees, donees, pledges or other successors in interest will be deemed selling securityholders for purposes of this transaction.

To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholders and any underwriter, broker-dealer or agent regarding the sale by the selling securityholders of the notes or shares of common stock issuable upon conversion of the notes.  Selling securityholders may decide to sell all or a portion of the notes or the shares of common stock issuable upon conversion of the notes offered by them pursuant to this prospectus or may decide not to sell any notes or shares of common stock under this prospectus.  In addition, any selling securityholder may transfer, devise or give the notes or the underlying common stock by other means not described in this prospectus.  Any notes or shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

The selling securityholders and any underwriters, broker-dealers or agents participating in the distribution of the notes and the shares of common stock issuable upon conversion of the notes may be deemed to be “underwriters,” within the meaning of the Securities Act, and any profit on the sale of the notes or shares of common stock by the selling securityholders and any commissions received by any such underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act.  If the selling securityholders are deemed to be underwriters, the selling securityholders may be subject to statutory liabilities including, but not limited to, those of Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The selling securityholders and any other person participating in the distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales by the selling securityholders and any other relevant person of any of the notes and the shares of common stock issuable upon conversion of the notes.  Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of notes or shares of common stock issuable upon conversion to engage in market-making activities with respect to the particular notes and shares of common stock issuable upon conversion of the notes being distributed.  All of the above may affect the marketability of the notes and the shares of common stock issuable upon conversion of the notes and the ability of any person or entity to engage in market-making activities with respect to the notes and the shares of common stock issuable upon conversion of the notes.

Under the securities laws of certain states, the notes and the shares of common stock issuable upon conversion of the notes may be sold in those states only through registered or licensed brokers or dealers.  In addition, in certain states, the notes and the shares of common stock issuable upon conversion of the notes may not be sold unless the notes or the common stock issuable upon conversion of the notes, respectively, have been registered or qualified for sale in the state or an exemption from registration or qualification is available and complied with.

We have agreed to indemnify the selling securityholders against certain civil liabilities, including certain liabilities arising under the Securities Act, and the selling securityholders will be entitled to contribution from us in connection with those liabilities.  The selling securityholders have agreed to indemnify us and each other against certain civil liabilities, including liabilities arising under the Securities Act, and we will be entitled to contribution from the selling securityholders in connection with those liabilities.

We are permitted to suspend the use of this prospectus under certain circumstances for a period not to exceed a total of 90 consecutive days or a total of 120 days in any 12-month period.  If the duration of such suspension exceeds such applicable periods, we have agreed to pay predetermined special interest to holders of notes as described under “Description of the Notes—Registration Rights.”

LEGAL MATTERS

Certain legal matters regarding the notes and the shares of our common stock issuable upon conversion of the notes will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Boston, Massachusetts.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to EMC Corporation’s Current Report on Form 8-K dated November 13, 2006 and the financial statement schedule incorporated in this prospectus by reference to the Annual Report on Form 10-K of EMC Corporation for the year ended December 31, 2005, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses payable by the registrant in connection with the registration and sale of the securities being registered hereby.  All of such fees and expenses, except the SEC registration fee, are estimated.

SEC Registration Fee	$369,150

Accounting Fees and Expenses	$15,000

Legal Fees and Expenses	$100,000

Printing Expenses	$35,000

TOTAL	$519,150

Item 15.          Indemnification of Directors and Officers

Section 2.02(b)(4) of the MBCA provides that a Massachusetts corporation may, in its articles of organization, eliminate or limit the personal liability of a director for monetary damages for breach of fiduciary duty notwithstanding any law to the contrary, except for liabilities involving (i) any breach of duty of loyalty to the corporation or to the shareholders, (ii) acts or omissions not in good faith, intentional misconduct or knowing violations, (iii) certain improper distributions or (iv) any transaction from which the director derived an improper personal benefit.

Section 8.51 of the MBCA authorizes a Massachusetts corporation to indemnify a director of the corporation against liability in such capacity if the director (i) conducted himself in good faith, (ii) reasonably believed his conduct was in, or at least not opposed to the best interests of the corporation, and (iii) in the case of a criminal proceeding, had no reason to believe his conduct was unlawful.  Section 8.51 also allows for indemnification of a director if the liability in question was eliminated by the corporation’s articles of organization pursuant to Section 2.2(b)(4) of the MBCA.  Section 8.52 of the MBCA requires that we indemnify a director who was wholly successful on the merits or otherwise in the defense of any proceeding to which such director was a party because he was a director of the corporation.  Section 8.56 of the MBCA authorizes a corporation to indemnify an officer of the corporation to the same extent as a director, and if such officer is not a director of the corporation, to such further extent as may be provided in the corporation’s articles of organization, bylaws, board resolution or contract provided that the officer may not be indemnified for acts or omissions not in good faith, intentional misconduct or knowing violations.  Section 8.56 of the MBCA requires that we indemnify an officer of the corporation who was wholly successful on the merits or otherwise in the defense of any proceeding to which such officer was a party because he was an officer of the corporation.

Section 8.53 of the MBCA authorizes a Massachusetts corporation to pay for, in advance, a director’s reasonable expenses in a proceeding if, among other things, the director delivers to the corporation (i) a written confirmation of his good faith belief that he has met the relevant standard of conduct in Section 8.51, and (ii) a written undertaking to repay any funds advanced if he is not entitled to mandatory indemnification under Section 8.52 and it is ultimately determined, pursuant to procedures further laid out in the MBCA, that he has not met the standard of conduct for under Section 8.51.

Our restated articles of organization provide that no director of the registrant shall be personally liable to us or its stockholders for monetary damages for breach of fiduciary duty as a director to the extent provided by applicable law notwithstanding any provision of law imposing such liability;  provided, however, that to the extent required by the MBCA, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the registrant or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for certain improper distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

Our amended and restated bylaws provide that we shall, to the extent legally permissible, indemnify each of our directors and officers (including persons who act at our request as directors, officers or trustees of another organization or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by such director or officer in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such director or officer may be involved or with which such director or officer may be threatened, while in office or thereafter, by reason of such individual being or having been such a director or officer. Such indemnification will not be available to a director or officer for any matter as to which a director or officer is adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in our best interests or in the best interests of the participants or beneficiaries of any employee benefit plan. As to any matter disposed of by a compromise payment by such director or officer pursuant to a consent decree or otherwise, no indemnification for said payment shall be provided unless such compromise shall be approved as in our best interests after notice that it involves such indemnification:

•                  by a disinterested majority of the directors then in office;

•                  by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in our best interests; or

•                  by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer.

Our amended and restated bylaws also provides for the advance of reasonable expenses, including counsel fees, to a director or officer in connection with a proceeding upon the receipt of an undertaking by such director or officer to repay such advanced funds if it is ultimately determined that indemnification for such expenses is not authorized under this provision.

We have entered into indemnification agreements with each of our directors and executive officers providing for the indemnification of such director or executive officer to the extent legally permissible and for the payment of expenses, including counsel fees, reasonably incurred in connection with the defense or disposition of any action, suit or other proceeding in which such individual may be involved by reason of such individual being or having been our director or officer.

Item 16.          Exhibits

Exhibit No.	Description
4.1	Restated Articles of Organization of the Registrant, as amended (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 6, 2006)
4.2	Amended and Restated By-laws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 16, 2006)
4.3	Form of common stock certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 6, 2006)
4.4

Indenture, dated as of November 17, 2006, by and between the Registrant and Wells Fargo Bank, National Association, as Trustee (Incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 17, 2006)

4.5

Registration Rights Agreement, dated as of November 17, 2006, among the Registrant and Goldman, Sachs & Co., Lehman Brothers Inc., Citigroup Global Markets Inc., Bear, Stearns & Co. Inc., Credit Suisse Securities (USA) LLC., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc.

Exhibit No.	Description
and UBS Securities LLC, as Initial Purchasers. (Incorporated herein by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 17, 2006)
4.6	Form of Senior Convertible Note due 2011 (Included in Exhibit 4.4 and incorporated by reference herein)
4.7	Form of Senior Convertible Note due 2013 (Included in Exhibit 4.4 and incorporated by reference herein)
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (filed herewith)
10.1	Confirmation, Re: Convertible Note Hedge Transaction, dated November 13, 2006, between the Registrant and JPMorgan Chase Bank, National Association, London Branch (filed herewith)
10.2	Confirmation, Re: Issuer Warrant Transaction, dated November 13, 2006, between the Registrant and JPMorgan Chase Bank, National Association, London Branch (filed herewith)
10.3	Confirmation, Re: Convertible Note Hedge Transaction, dated November 13, 2006, between the Registrant and Dresdner Bank AG, New York Branch (filed herewith)
10.4	Confirmation, Re: Issuer Warrant Transaction, dated November 13, 2006, between the Registrant and Dresdner Bank AG, New York Branch (filed herewith)
10.5	Confirmation, Re: Convertible Note Hedge Transaction, dated November 13, 2006, between the Registrant and Deutsche Bank AG London (filed herewith)
10.6	Confirmation, Re: Issuer Warrant Transaction, dated November 13, 2006, between the Registrant and Deutsche Bank AG London (filed herewith)
10.7	Confirmation, Re: Convertible Note Hedge Transaction, dated November 13, 2006, between the Registrant and Citibank, N.A. (filed herewith)
10.8	Confirmation, Re: Issuer Warrant Transaction, dated November 13, 2006, between the Registrant and Citibank, N.A. (filed herewith)
12.1	Statement regarding Computation of Ratio of Earnings to Fixed Charges (filed herewith)
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in opinion filed as Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP (filed herewith)
24.1	Power of Attorney (included on the signature page of this Form S-3 and incorporated herein by reference)
25.1	Statement of Eligibility of Trustee (Form T-1) (filed herewith)

Item 17.          Undertakings

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

 (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the reg istration statement or any material change to such information in the registration statement;

provided, however, that clauses (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15 of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement;

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)  That, for purposes of determining liability under the Securities Act to any purchaser:

(A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

 (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  That for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(7)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors,

officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Hopkinton, Commonwealth of Massachusetts, on February  2, 2007.

EMC Corporation

By:	/s/ Paul T. Dacier
Paul T. Dacier
Executive Vice President and
General Counsel

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints Joseph M. Tucci, David I. Goulden and Paul T. Dacier, and each of them singly, with the power to act without the other, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 2, 2007.

Signatures	Title

/s/ Joseph M. Tucci	Chairman, President and Chief Executive Officer
JOSEPH M. TUCCI	(Principal Executive Officer)

/s/ David I. Goulden	Executive Vice President and Chief Financial Officer
DAVID I. GOULDEN	(Principal Financial Officer)

/s/ Mark A. Link	Senior Vice President and Chief Accounting Officer
MARK A. LINK	(Principal Accounting Officer)

/s/ Michael W. Brown	Director
MICHAEL W. BROWN

/s/ Michael J. Cronin	Director
MICHAEL J. CRONIN

/s/ Gail Deegan	Director
GAIL DEEGAN

/s/ John R. Egan	Director
JOHN R. EGAN

/s/ W. Paul Fitzgerald	Director
W. PAUL FITZGERALD

Director
OLLI-PEKKA KALLASVUO

/s/ Windle B. Priem	Director
WINDLE B. PRIEM

/s/ David N. Strohn	Director
DAVID N. STROHM

/s/ Alfred M. Zeien	Director
ALFRED M. ZEIEN

[Signature Page to Registration Statement on Form S-3]

EXHIBIT INDEX

Exhibit No.	Description
4.1	Restated Articles of Organization of the Registrant, as amended (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 6, 2006)
4.2	Amended and Restated By-laws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 16, 2006)
4.3	Form of common stock certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 6, 2006)
4.4

Indenture, dated as of November 17, 2006, by and between the Registrant and Wells Fargo Bank, National Association, as Trustee (Incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 17, 2006)

4.5

Registration Rights Agreement, dated as of November 17, 2006, among the Registrant and Goldman, Sachs & Co., Lehman Brothers Inc., Citigroup Global Markets Inc., Bear, Stearns & Co. Inc., Credit Suisse Securities (USA) LLC., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and UBS Securities LLC, as Initial Purchasers. (Incorporated herein by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 17, 2006)

4.6	Form of Senior Convertible Note due 2011 (Included in Exhibit 4.4 and incorporated by reference herein)
4.7	Form of Senior Convertible Note due 2013 (Included in Exhibit 4.4 and incorporated by reference herein)
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (filed herewith)
10.1	Confirmation, Re: Convertible Note Hedge Transaction, dated November 13, 2006, between the Registrant and JPMorgan Chase Bank, National Association, London Branch (filed herewith)
10.2	Confirmation, Re: Issuer Warrant Transaction, dated November 13, 2006, between the Registrant and JPMorgan Chase Bank, National Association, London Branch (filed herewith)
10.3	Confirmation, Re: Convertible Note Hedge Transaction, dated November 13, 2006, between the Registrant and Dresdner Bank AG, New York Branch (filed herewith)
10.4	Confirmation, Re: Issuer Warrant Transaction, dated November 13, 2006, between the Registrant and Dresdner Bank AG, New York Branch (filed herewith)
10.5	Confirmation, Re: Convertible Note Hedge Transaction, dated November 13, 2006, between the Registrant and Deutsche Bank AG London (filed herewith)
10.6	Confirmation, Re: Issuer Warrant Transaction, dated November 13, 2006, between the Registrant and Deutsche Bank AG London (filed herewith)
10.7	Confirmation, Re: Convertible Note Hedge Transaction, dated November 13, 2006, between the Registrant and Citibank, N.A. (filed herewith)
10.8	Confirmation, Re: Issuer Warrant Transaction, dated November 13, 2006, between the Registrant and Citibank, N.A. (filed herewith)
12.1	Statement regarding Computation of Ratio of Earnings to Fixed Charges (filed herewith)
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in opinion filed as Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP (filed herewith)
24.1	Power of Attorney (included on the signature page of this Form S-3 and incorporated herein by reference)
25.1	Statement of Eligibility of Trustee (Form T-1) (filed herewith)